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                                  Exhibit 99.01



                           LOAN AND SECURITY AGREEMENT


                  LOAN AND SECURITY AGREEMENT, dated as of June 10, 2002, among DEL GLOBAL TECHNOLOGIES CORP., a New York corporation ("Del Global"), BERTAN HIGH VOLTAGE CORP., a New York corporation ("Bertan"), RFI CORPORATION, a Delaware corporation ("RFI"), and DEL MEDICAL IMAGING CORP., a Delaware corporation ("Del Medical") (each a "Borrower" and collectively the "Borrowers"), and TRANSAMERICA BUSINESS CAPITAL CORPORATION, a Delaware corporation (the "Lender").



                              W I T N E S S E T H :


                  WHEREAS, the Borrowers wish to obtain a revolving credit facility; and

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the Lender is willing to make revolving credit loans and other extensions of credit to the Borrowers in an aggregate amount not to exceed $10,000,000;

                  NOW, THEREFORE, the Borrowers and the Lender hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.1. General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acoma Lawsuit" means the action brought in the Supreme Court of the State of New York, County of Nassau, entitled Del Medical Imaging Corp.
v. Acoma Medical Imaging Corp., Index No. 02/005486.

                  "Adjusted Earnings" means, for any period, with respect to Del Global and its Subsidiaries on a consolidated basis (i) net income (as that term is determined in accordance with GAAP) for such period, plus (ii) the amount of depreciation and amortization of fixed and intangible assets deducted in determining such net income for such period, plus (iii) all Interest Expense and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Lender) paid or payable during such period, plus (iv) provision for income tax expense during such period, less (v) provision for income tax benefit during such period, plus (vi) non-recurring unusual or extraordinary losses (including, without limitation, losses attributable to the settlement of the Shareholder Class Action Lawsuit and restructuring charges related to the Business Consolidation) as classified in accordance with GAAP (or less any non-recurring or extraordinary gains), less (vii) the amount of all gains (or plus the amount of all losses) realized during such period upon the sale or other disposition of property or assets that are sold or otherwise disposed of outside the ordinary course of business that is included in the calculation of net income for such period.

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                  "Adjusted U.S. Earnings" means, for any period, with respect to the Borrowers and their Subsidiaries (other than Del Electronics and Villa Sistemi) on a consolidated basis (i) net income (as that term is determined in accordance with GAAP) for such period, plus (ii) the amount of depreciation and amortization of fixed and intangible assets deducted in determining such net income for such period, plus (iii) all Interest Expense and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Lender) paid or payable during such period, plus (iv) provision for income tax expense during such period, less (v) provision for income tax benefit during such period, plus
(vi) non-recurring unusual or extraordinary losses (including, without limitation, losses attributable to the settlement of the Shareholder Class Action Lawsuit and restructuring charges related to the Business Consolidation) as classified in accordance with GAAP (or less any non-recurring or extraordinary gains), less (vii) the amount of all gains (or plus the amount of all losses) realized during such period upon the sale or other disposition of property or assets that are sold or otherwise disposed of outside the ordinary course of business that is included in the calculation of net income for such period.

                  "Administrative Borrower" means Del Global or any other Borrower agreed to in writing by the Borrowers and the Lender from time to time, acting in its capacity as agent for the Borrowers under Section 11.9(a).

                  "Advance" means a Base Rate Advance or a LIBOR Rate Advance.

                  "Affiliate" means, as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person who owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

                  "Agreement" means this Loan and Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Auditors" means a nationally recognized firm of independent public accountants selected by the Administrative Borrower and reasonably satisfactory to the Lender.

                  "Average Excess Availability" means, as of any date of determination, the difference between (i) the average daily Borrowing Base and
(ii) the average daily aggregate outstanding amount of the Loans plus the average daily aggregate undrawn amount of all unexpired Letters of Credit, in each case as determined during the immediately preceding three months.

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                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as that title may be amended from time to time, or any successor statute.

                  "Base Rate" means the higher of (i) the highest prime, base or equivalent rate of interest publicly announced from time to time by Citibank, N.A., Bank of America of Illinois and Bank One, Chicago or any successor to either of the foregoing banks (which may not be the lowest rate of interest charged by such bank) and (ii) the published annualized rate for 90-day dealer commercial paper that appears in the "Money Rates" section of The Wall Street Journal.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 4.1(a).

                  "Bay Shore Property" means the Property owned by RFI located at 100 Pine-Aire Drive, Bay Shore, New York, County of Suffolk.

                  "Bay Shore Sale Leaseback" means the sale of the Bay Shore Property to JSD Realty LLC for net proceeds of not less than $1,500,000 and the subsequent leasing of the Bay Shore Property by RFI from JSD Realty LLC or any other sale leaseback transaction on terms and subject to documentation satisfactory to the Lender.

                  "Bertan" has the meaning specified in the introductory paragraph.

                  "Blocked Account" has the meaning specified in Section 2.6.

                  "Borrower" or "Borrowers" has the meaning specified in the introductory paragraph.

                  "Borrowing" has the meaning specified in Section 2.2(a).

                  "Borrowing Base" has the meaning specified in Section 2.1(a).

                  "Borrowing Base Certificate" has the meaning specified in
Section 7.1(k)(v).

                  "Business Consolidation" means the consolidation of the business and assets of Del Global and Bertan at a location of a Borrower specified in Schedule 6.1(b) that is either owned by such Borrower or leased by such Borrower and subject to a Collateral Access Agreement, in connection with which Del Global is the surviving corporation and Bertan is eventually dissolved.

                  "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York or Chicago, Illinois are required or permitted by law to close. When used in connection with any LIBOR Rate Advance, a Business Day shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Business Plan" means a business plan of the Borrowers and their Subsidiaries, consisting of consolidated and consolidating projected balance sheets, related cash flow statements and related profit and loss statements, and availability forecasts, together with appropriate supporting details and a statement of the underlying assumptions, which covers a three-year period and which is prepared on a monthly basis for the first year and an annual basis thereafter.

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                  "Capital Expenditures" means expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto or therefor which have a useful life of more than one year, and shall include all commitments, payments in respect of Capitalized Lease Obligations and leasehold improvements.

                  "Capitalized Lease Obligations" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as indebtedness (net of Interest Expense) in accordance with GAAP.

                  "Cash Equivalents" means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by (A) the Lender or its Affiliates; (B) any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000; or (C) any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Ratings Services or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Ratings Services or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iv) commercial paper, other than commercial paper issued by Del Global or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) other instruments, commercial paper or investments acceptable to the Lender in its sole discretion.

                  "Chase Account" means Del Global's account with The Chase Manhattan Bank in White Plains, New York, account number 535-1-519854.

                  "Closing Date" means the date of execution and delivery of this Agreement.

                  "Code" has the meaning specified in Section 1.3.

                  "Collateral" means all Receivables, Equipment, Property, Inventory and Investment Property (other than the shares of capital stock of Del Electronics, Dynarad and Villa Sistemi owned by Del Global) of the Borrowers and all other collateral specified in this Agreement and in the Security Documents.

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                  "Collateral Access Agreement" means a landlord waiver,
mortgagee waiver, bailee letter or similar acknowledgment of any lessor, warehouseman or processor in possession of any Collateral or on whose property any Collateral is located, substantially in the form of Exhibit O.

                  "Collateralization" and "Collateralize" each means, with respect to any Letter of Credit, the deposit by the Borrowers in a cash collateral account established and controlled by or on behalf of the Lender of an amount equal to 105% of the undrawn amount of such Letter of Credit.

                  "Collections" means all cash, funds, checks, notes, instruments, any other form of remittance tendered by account debtors in respect of payment of Receivables of the Borrowers and any other payments received by the Borrowers with respect to any Collateral.

                  "Compliance Certificate" has the meaning specified in Section 7.1(k)(iv).

                  "Contingent Obligation" means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another Person, except endorsements in the ordinary course of business.

                  "Continuation" has the meaning specified in Section 2.2(b).

                  "Contribution Agreement" means the contribution, subrogation and indemnity agreement among the Borrowers, substantially in the form of Exhibit C, as amended, supplemented or otherwise modified from time to time.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to the Lender, among one or more of the Borrowers or their Subsidiaries, the Lender and the applicable securities intermediary or depository bank with respect to the applicable Securities Account and related Investment Property or deposit account, as the case may be.

                  "Convert," "Conversion" and "Converted" each refers to conversion of Advances of one Type into Advances of another Type pursuant to
Section 2.2(c).

                  "Default" means any of the events specified in Section 9.1, whether or not any of the requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Del Electronics" means Del Electronics Foreign Sales Corporation, a U.S. Virgin Islands corporation.

                  "Del Global" has the meaning specified in the introductory paragraph.

                  "Del Medical" has the meaning specified in the introductory paragraph.

                  "Dollars" and the sign "$" means freely transferable lawful currency of the United States.

                  "Dynarad" means Dynarad Corp., a New York corporation.

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                  "Eligible Inventory" means only such Inventory of a Borrower located in the United States consisting of raw materials or finished goods, which is free from any claim of title or Lien in favor of any Person (other than Liens in favor of the Lender) and with respect to which no event has occurred and no condition exists which could reasonably be expected to impair substantially such Borrower's ability to use or sell such Inventory in the ordinary course of its business and which the Lender, in its sole discretion, shall deem eligible to serve as collateral for Advances, based on such considerations as the Lender may deem appropriate from time to time and less any such reserves as the Lender, in its sole discretion, may require, including, without limitation, reserves for special order goods. No Inventory of a Borrower shall be Eligible Inventory unless the Lender has a perfected first priority Lien thereon. The value of Eligible Inventory shall be computed at the lower of cost (computed on a "first in, first out" basis) or market. Any Inventory of a Borrower that is not in the control or possession of such Borrower and is covered by a warehouse receipt, a bill of lading or other document of title shall in no event be Eligible Inventory unless such warehouse receipt, bill of lading or document of title is in the name of or held by the Lender. No Inventory of a Borrower shall be Eligible Inventory unless (i) it is located on property owned by such Borrower; or (ii) it is located on property leased by such Borrower or in a contract warehouse which is subject to a Collateral Access Agreement executed by the lessor or contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises. No Inventory of a Borrower shall be Eligible Inventory if it is in transit or it is consigned to or from such Borrower. In addition, and without limitation of the foregoing, the Lender may treat any Inventory as ineligible if:

                  (a) it is not owned solely by a Borrower or a Borrower does not have sole and good, valid and marketable title thereto; or

                  (b) it is packing or shipping materials or maintenance supplies; or

                  (c) it is goods returned or rejected by a Borrower's customer; or

                  (d) it (i) is excess (as so reserved by a Borrower from time to time or as otherwise determined by the Lender) or (ii) is obsolete, defective, damaged, slow moving or unmerchantable, or (iii) is samples or inventory on hand which is used for promotional and other sales activities, or
(iv) does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                  (e) it is repossessed, attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

                  (f) it is goods acquired by a Borrower in or as part of a "bulk" transfer or sale of assets and such acquisition is not consummated in the ordinary course of business unless such Borrower has complied with all applicable bulk sales or bulk transfer laws in connection with such acquisition.

                  "Eligible Receivables" means and includes only those unpaid Receivables of a Borrower, without duplication, which (i) arise out of a bona fide sale of goods or rendition of services of the kind ordinarily sold or rendered by such Borrower in the ordinary course of its business, (ii) are made to a Person competent to contract therefor who is not an Affiliate or an employee of such Borrower and is not controlled by an Affiliate of such Borrower, (iii) are not subject to renegotiation or redating, (iv) are free and clear of any Lien in favor of any Person other than Liens in favor of the Lender and Liens permitted under Section 7.2(i) and (v) mature as stated in the invoice or other supporting data covering such sale or services. No Receivable of a Borrower shall be an Eligible Receivable (i) unless the Lender has a perfected first priority Lien thereon, (ii) if it is more than ninety days past the date of the original invoice therefor or more than sixty days past its due date or
(iii) unless the delivery of the goods or the rendition of the services giving rise to such Receivable has been completed. The Lender may treat any Receivable as ineligible if:

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                  (a) any warranty contained in this Agreement or in any other
Loan Document with respect to such Receivable or in any assignment or statement of warranties or representations relating to such Receivable delivered by a Borrower to the Lender has been breached or is untrue in any material respect or a Borrower is not in compliance with all applicable laws with respect to such Receivable; or

                  (b) the account debtor or any Affiliate of the account debtor has disputed liability, has or has asserted a right of setoff or has made any claim with respect to any other Receivable due from such account debtor or Affiliate to a Borrower, to the extent of the amount of such dispute or claim, or the amount of such actual or asserted right of setoff, as the case may be; or

                  (c) the account debtor or any of its assets or any Affiliate of the account debtor or any of its assets is the subject of an Insolvency Event or, in the sole discretion of the Lender, is likely to become the subject of an Insolvency Event, unless such account debtor or Affiliate has been provided with a debtor in possession credit facility pursuant to Section 364 of the Bankruptcy Code or a similar arrangement reasonably acceptable to the Lender; or

                  (d) the account debtor or any Affiliate of the account debtor has called a meeting of its creditors to obtain any general financial accommodation; or

                  (e) the account debtor is also a supplier to or creditor of a Borrower, to the extent of the aggregate amount owed by such Borrower to the account debtor; or

                  (f) the sale or rendition of services is to an account debtor outside the United States or Canada, unless it is on letter of credit, acceptance or other terms acceptable to the Lender; or

                  (g) fifty percent (50%) or more of the accounts of any account debtor and its Affiliates to the Borrowers are unpaid more than ninety days past the date of the original invoices therefor or more than sixty days past due; or

                  (h) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment under such Receivable to the Lender as collateral hereunder in full compliance with (including, without limitation, the filing of a written notice of the assignment and a copy of the assignment with, and receipt of acknowledgment thereof by, the appropriate contracting and disbursing offices pursuant to) the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727; 41 U.S.C. ss. 15); or

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                  (i) the Lender believes, in its sole discretion, that
collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's inability or unwillingness to pay.

                  "Environmental Laws" means all federal, state and local statutes, laws (including common or case law), rulings, regulations or governmental, administrative or judicial policies, directives, orders or interpretations applicable to the business or property of a Person relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

                  "Equipment" means all machinery, equipment, furniture, fixtures, leasehold improvements, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, embedded computer programs and supporting information, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, and other equipment of every kind and nature and wherever situated now or hereafter owned by a Person or in which a Person may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith and all rights against suppliers, warrantors, manufacturers, and sellers or others in connection therewith, together with all substitutes for any of the foregoing.

                  "Equivalent Amount" means, with respect to any two currencies, the amount obtained in one such currency when an amount in the other currency is translated into the first currency using the spot wholesale transactions buying rate of Citibank, N.A. for the purchase of the applicable amount of the first currency with the other currency in effect as of 12:00 Noon (Chicago time) in the place where such translation occurs on the Business Day with respect to which such computation is required for the purpose of this Agreement or, in the absence of such a buying rate on such date, using such other rate as the Lender may reasonably select.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C.ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

                  "ERISA Affiliate" means any entity required to be aggregated with a Borrower under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

                  "Event of Default" means the occurrence of any of the events specified in Section 9.1.

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                  "Excess Availability" means, as of any date of determination, the difference between (i) the Borrowing Base and (ii) the aggregate outstanding amount of the Loans plus the aggregate undrawn amount of all unexpired Letters of Credit.

                  "Expiration Date" means the earlier of (i) June 10, 2005 and
(ii) the date of termination of the Lender's obligations to make Loans or to use its best efforts to cause Letters of Credit to be issued pursuant to the terms hereof.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Person succeeding to the functions thereof.

                  "Financial Covenants" means the covenants set forth in Article VIII.

                  "Financial Statements" means, with respect to the Borrowers and their Subsidiaries, the balance sheets, profit and loss statements, statements of cash flow, and statements of changes in intercompany accounts, if any, for the period specified, prepared in accordance with GAAP and consistent with prior practices.

                  "Fixed Charge Coverage Ratio" means (without duplication), for any period, with respect to the Borrowers and their Subsidiaries on a consolidated basis (except in the case of clause (Y)(iv) hereof), as of the date of determination thereof, the ratio of (X) (i) Adjusted Earnings for such period, less (ii) all Capital Expenditures paid or payable during such period to the extent not financed with the proceeds of Indebtedness permitted under
Section 7.2(a)(iii), less (iii) all federal and state income and franchise tax liabilities paid during such period to (Y) (i) all principal amounts of Indebtedness (including Indebtedness to the Lender to the extent such amounts may not be reborrowed) paid or payable during such period, plus (ii) all Interest Expense and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Lender) paid or payable during such period, plus
(iii) all loans and Investments to any Person made during such period plus (iv) without limitation of the restrictions specified in Section 7.2(j), all dividends, stock repurchases or other distributions paid or payable in cash on account of any Borrower's capital stock or other equity interests during such period.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

                  "Governing Documents" means, with respect to any Person, the certificate of incorporation and bylaws or similar organizational documents of such Person.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

                  "Government Contract Proceeding" means any proceeding instituted against or involving, directly or indirectly, any Borrower or any Borrower's Subsidiary in any federal, state or local court or before any commission or any regulatory body the subject of which is related in whole or in part to the subject of the Subpoena to Testify Before Grand Jury dated March 6, 2002 issued to RFI upon application to the United States District Court for the Eastern District of New York.

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                  "Hazardous Materials" means any and all pollutants,
contaminants and toxic, caustic, radioactive and hazardous materials, substances and wastes including, without limitation, petroleum or petroleum distillates, asbestos or urea formaldehyde foam insulation or asbestos- containing materials, whether or not friable, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that are regulated under any Environmental Laws.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

                  "Indebtedness" means, with respect to any Person, as of the date of determination thereof (without duplication), (i) all obligations of such Person for borrowed money of any kind or nature, including funded and unfunded debt, and any Hedging Agreements or arrangements therefor, regardless of whether the same is evidenced by any note, debenture, bond or other instrument, (ii) all obligations of such Person to pay the deferred purchase price of property or services (other than current trade accounts payable under normal trade terms and which arise in the ordinary course of business, which shall be deemed to include any liability incurred in connection with the Acoma Lawsuit), (iii) all obligations of such Person to acquire or for the acquisition or use of any fixed asset, including Capitalized Lease Obligations (other than, in any such case, any portion thereof representing interest or deemed interest or payments in respect of taxes, insurance, maintenance or service), or improvements which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same are payable, (iv) the then outstanding amount of withdrawal or termination liability incurred under ERISA, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured) a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, provided that for the purpose of determining the amount of Indebtedness of the type described in this clause
(v), if recourse with respect to such Indebtedness is limited to the assets of such Person, then the amount of Indebtedness shall be limited to the fair market value of such assets, (vi) all Indebtedness of others to the extent guaranteed by such Person and (vii) all obligations of such Person in respect of letters of credit, bankers acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person.

                  "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law or take any corporate or similar act in furtherance thereof, or (v) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for (A) its dissolution or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator, and (I) such proceeding shall not be dismissed or stayed within sixty days or (II) such receiver, trustee, custodian or liquidator shall be appointed; provided, however, that the Lender shall have no obligation to make any Advance or cause to be issued any Letter of Credit during the pendency of any sixty-day period described in clauses (A) and (B).

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                  "Intellectual Property Security Agreement" means the security agreement made by Del Global and Del Medical in favor of the Lender, substantially in the form of Exhibit D, as amended, supplemented or otherwise modified from time to time.

                  "Interest Expense" means, for any period, all interest with respect to Indebtedness (including, without limitation, the interest component of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) determined in accordance with GAAP.

                  "Interest Period" means the period commencing on the date of a LIBOR Rate Advance and ending one, two or three months thereafter; provided, however, that (i) the Administrative Borrower may not select any Interest Period that ends after the Expiration Date; (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day; and (iii) if there is no corresponding date of the month that is one, two or three months, as the case may be, after the first day of an Interest Period, such Interest Period shall end on the last Business Day of such first, second or third month, as the case may be.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, any amendments thereto, any successor statute and any regulations and guidelines promulgated thereunder.

                  "Internal Revenue Service" or "IRS" means the United States Internal Revenue Service and any successor agency.

                  "Inventory" means all present and future goods intended for sale, lease or other disposition including, without limitation, all raw materials, work in process, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, consigned goods (to the extent of the consignee's interest therein), materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same and all records, files and writings with respect thereto.

                  "Investment" in any Person means, as of the date of determination thereof, (i) any payment or contribution, or commitment to make a payment or contribution, by a Person including, without limitation, property contributed or committed to be contributed by such Person for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or (ii) any loan, advance or other extension of credit or guaranty of or other surety obligation for any Indebtedness of such Person in whom the Investment is made. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty (or other surety obligation) shall be valued at not less than the principal amount outstanding of the primary obligation; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

                  "Investment Property" means all present and future investment property, including without limitation, all (i) securities, whether certificated or uncertificated, and including stocks, bonds, debentures, notes, bills, certificates, warrants, options, rights and shares, (ii) security entitlements,
(iii) securities accounts, (iv) commodity contracts, (v) commodity accounts and
(vi) dividends and other distributions in respect of any of the foregoing.

                  "Lender" has the meaning specified in the introductory paragraph.

                  "Letter of Credit Agreement" means the collective reference to any and all agreements from time to time entered into by the Lender and a bank or financial institution (each, an "issuing bank") pursuant to which the Lender causes such issuing bank to issue Letters of Credit for the account of a Borrower in accordance with the terms of this Agreement.

                  "Letters of Credit" means all letters of credit issued for the account of the Borrowers under Section 2.9, and all amendments, renewals, extensions or replacements thereof.

                  "Liabilities" of a Person as of the date of determination thereof means the liabilities of such Person on such date as determined in accordance with GAAP. Liabilities to Affiliates of such Person shall be treated as Liabilities except where eliminated by consolidation in financial statements prepared in accordance with GAAP or as otherwise provided herein.

                  "LIBOR Rate" means, with respect to each Interest Period, the reserve adjusted rate per annum equal to the one, two or three-month London Interbank Offered Rate, as applicable, that appears in the "Money Rates" section of The Wall Street Journal on the first day of such Interest Period; provided, however, that if The Wall Street Journal no longer publishes such one, two or three-month London Interbank Offered Rate, reference shall be made to the Reuters Screen ISDA Page for such London Interbank Offered Rate.

                  "LIBOR Rate Advance" means an Advance that bears interest as provided in Section 4.1(b).

                  "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

                  "Loan Account" has the meaning specified in Section 2.5.

                  "Loan Documents" means this Agreement and all documents and instruments to be delivered by the Borrowers or any of their Affiliates under or in connection with this Agreement, as each of the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, the Note, the Contribution Agreement, the Intellectual Property Security Agreement, the Lockbox Agreement, the Pledge Agreement, the Mortgage, the Letter of Credit Agreement and any Control Agreement.

                  "Loans" has the meaning specified in Section 2.1(a).

                  "Lockbox" has the meaning specified in Section 2.6(a).

                  "Lockbox Agreement" means an agreement entered into by a Borrower, the Lender and a Lockbox Bank, substantially in the form of Exhibit I, as amended, supplemented or otherwise modified from time to time.

                  "Lockbox Bank" means Bank One, N.A. or any successor or any other bank acceptable to the Lender to act as such.

                  "Material Adverse Effect" means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of a Borrower, (ii) the impairment of (A) a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or (B) the ability of the Lender to enforce the Obligations or realize upon the Collateral or (iii) a material adverse effect on the value of the Collateral or the amount that the Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

                  "Material Contract" means any contract or other arrangement to which a Borrower is a party (other than the Loan Documents) and (i) which involves an amount in excess of $500,000 in the aggregate and has a term of performance by the parties thereunder of more than six months or (ii) the termination of which would require public disclosure by Del Global under any federal or state securities law, rule or regulation.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any Borrower in an aggregate principal amount exceeding $100,000. For purposes of this definition, the "principal amount" of the obligations of any Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maximum Amount of the Facility" means Ten Million Dollars ($10,000,000).

                  "Mortgage" has the meaning specified in Section 7.1(t).

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which a Borrower or any ERISA Affiliate may incur any liability.

                  "Net Cash Proceeds" means, the aggregate cash proceeds received by any Borrower in respect of (i) any sale or issuance of capital stock of such Borrower including, without limitation, in connection with any exercise of the Warrants and (ii) any sale or other disposition of assets of such Borrower (other than sales of Inventory in the ordinary course of business), in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) under Capitalized Lease Obligations incurred with respect to, or secured by a Permitted Lien on, any assets of a Borrower that are sold or otherwise disposed of in connection with such asset sale, (B) the reasonable out-of-pocket expenses incurred in effecting such issuance, sale or other disposition and (C) any taxes reasonably attributable to such asset sale and reasonably estimated by such Borrower to be actually payable.

                  "Note" has the meaning specified in Section 2.1(c).

                  "Obligations" means and includes all loans (including the Loans), advances (including the Advances), debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the Note, the other Loan Documents or any other agreement executed in connection herewith or therewith, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit (including, without limitation, the Letters of Credit), loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all interest (including interest accruing on or after an Insolvency Event, whether or not such interest constitutes an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, attorneys' fees, and any other sum properly chargeable to the Borrowers under this Agreement, the Note, the other Loan Documents or any other agreement executed in connection herewith or therewith.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which a Borrower or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing (unless such enforcement, collection, levy or foreclosure is being contested by the applicable Borrower in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP): (i) Liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, (ii) deposits or pledges (other than Liens on Receivables of a Borrower) to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business,
(iii) zoning restrictions, easements, encroachments, licenses, restrictions or covenants on the use of any Property which do not materially impair either the use of such Property in the operation of the business of the applicable Borrower or the value of such Property, (iv) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect, and (v) rights of general application reserved to or vested in any Governmental Authority to control or regulate any Property, or to use any Property in a manner which does not materially impair the use of such Property for the purposes for which it is held by the applicable Borrower, provided that the foregoing Liens under clauses (i) through (v) hereof do not secure liabilities in excess of $100,000 in the aggregate at any time, and provided, further, that Permitted Liens shall not include any Lien securing Indebtedness.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

                  "Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, maintained or contributed to by a Borrower or any ERISA Affiliate or with respect to which any of them may incur liability even if such plan is not covered by ERISA pursuant to Section 4(b)(4) thereof.

                  "Pledge Agreement" means the pledge agreement by Del Global in favor of the Lender, substantially in the form of Exhibit B, as amended, supplemented or otherwise modified from time to time.

                  "Pricing Increment" means (i) from the date hereof until the Lender's receipt of the Financial Statements for the month ended January 31, 2003 in accordance with Section 7.1(k)(iii), (A) 0.75% per annum for Base Rate Advances and (B) 3.00% per annum for LIBOR Rate Advances and (ii) thereafter, a percentage per annum determined by reference to the Fixed Charge Coverage Ratio and Average Excess Availability as set forth below:

                Fixed Charge
Tier            Coverage Ratio                        Base Rate Advances               LIBOR Rate Advances
                --------------                        ------------------               -------------------
I               less than 1.10                                     1.25%                           3.50%
II              greater than or equal to 1.10                      1.00%                           3.25%
                but less than 1.75
III             greater than or equal to 1.75                      0.75%                           3.00%
                but less than 2.50
IV              greater than or equal to 2.50                      0.50%                           2.75%
                but less than 3.00
V               greater than or equal to 3.00                      0.25%                           2.50%

The Pricing Increment shall be determined semi-annually based on the most recent Financial Statements delivered by the Administrative Borrower under Section 7.1(k)(i) or (iii) determined for the twelve-month period ending on the applicable July 31 or January 31, as the case may be, provided that (i) the Pricing Increment shall not change from (A) Tier I to Tier II unless Average Excess Availability was greater than or equal to $1,000,000 during the three full calendar months immediately preceding the month in which the applicable audited Financial Statements were delivered, (B) Tier II to Tier III unless Average Excess Availability was greater than or equal to $2,000,000 during the three full calendar months immediately preceding the month in which the applicable audited Financial Statements were delivered or (C) Tier III to Tier IV or Tier IV to Tier V unless Average Excess Availability was greater than or equal to $2,500,000 during the three full calendar months immediately preceding the month in which the applicable audited Financial Statements were delivered,
(ii) each change in the Pricing Increment shall be effective three Business Days after the date on which the Lender receives the relevant Financial Statements and a duly executed Compliance Certificate demonstrating such ratio (including during any Interest Period), (iii) the Pricing Increment shall be determined on the basis of a Fixed Charge Coverage Ratio of less than 1.10 to 1.00 for so long as the Lender has not received the information described in clause (ii) of this proviso as and when required under Section 7.1(k)(i) or (iii), as the case may be, (without prejudice to the Lender's right to charge interest as provided in Section 4.2), (iv) the Pricing Increment shall not be reduced more than one time during any fiscal year of the Borrowers and (v) the Pricing Increment shall not be reduced more than .25% during any semi-annual period ending January 31 or July 31.

                  "Prohibited Transaction" has the meaning specified in Section 6.1(x)(v).

                  "Property" means any real property owned, leased or controlled by a Borrower or any Subsidiary of a Borrower.

                  "Qualification" or "Qualified" means, with respect to any report of independent public accountants covering Financial Statements, a material qualification to such report (i) resulting from a limitation on the scope of examination of such Financial Statements or the underlying data, (ii) as to the capability of a Borrower or any other Borrower to continue operations as a going concern or (iii) which could be eliminated by changes in Financial Statements or notes thereto covered by such report (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would result in a Default or an Event of Default.

                  "Receivables" means all present and future accounts, contracts, contract rights, promissory notes, chattel paper, documents, tax refunds, rights to receive tax refunds, bonds, certificates, insurance policies (including, without limitation, claims under health care insurance policies), insurance proceeds, patents, patent applications, copyrights (registered and unregistered), royalties, licenses, permits, franchise rights, authorizations, customer and supplier lists, rights of indemnification, contribution and subrogation, leases, computer tapes, programs, discs and software, trade secrets, computer service contracts, trademarks, trade names, service marks, service names, domain names, logos, goodwill, deposits, causes of action (including, without limitation, commercial tort claims), choses in action, judgments, designs, blueprints, plans, know-how, all other general intangibles, claims against third parties of every kind or nature, drafts, acceptances, letters of credit, rights to receive payments under letters of credit, book accounts, deposit and other accounts and all money, balances, credits, deposits or other financial assets therein or represented thereby, credits and reserves and all forms of obligations whatsoever owing, instruments, documents of title, leasehold rights in any goods, and books, ledgers, files and records with respect to any collateral or security, together with all supporting obligations and all right, title, security and guaranties with respect to any Receivable, including any right of stoppage in transit.

                  "Reportable Event" means any of the events described in
Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived.

                  "Requirement of Law" means (i) the Governing Documents, (ii) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval binding on a Borrower or any of its property.

                  "Responsible Officer" means the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer of a Borrower.

                  "RFI" has the meaning specified in the introductory paragraph.

                  "RFI Loan" means any loan obtained by RFI from a third party lender that is not secured by any assets of the Borrowers other than the Bay Shore Property, the terms of which do not and would not reasonably be expected to cause a Default.

                  "Securities Account" has the meaning specified in Section 8-501 of the Code.

                  "Security Documents" means the Lockbox Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the Mortgage, any Control Agreement and any other agreement delivered in connection herewith which purports to grant a Lien in favor of the Lender to secure all or any of the Obligations.

                  "Shareholder Class Action Lawsuit" means the action brought in the United States District Court for the Southern District of New York entitled Philip Maley, et al. v. Del Global Technologies Corporation, et al., Case No. 00 Civ. 8495.

                  "Solvent" means, when used with respect to any Person, that as of the date as to which such Person's solvency is to be measured:

                  (i)      the fair saleable value of its assets is in excess of
                  (A) the total amount of its liabilities (including contingent, subordinated, absolute, fixed, matured, unmatured, liquidated and unliquidated liabilities) and (B) the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured;

                  (ii)     it has sufficient capital to conduct its business;
                  and

                  (iii)    it is able to meet its debts as they mature.

                  "Subordinated Note" means a Subordinated Note made by Del Global in favor of a shareholder party to the Shareholder Class Action Lawsuit, substantially in the form of Exhibit J, as amended, supplemented or otherwise modified from time to time.

                  "Subsidiary" means, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body, or to appoint the majority of the managers of, such corporation or other entity.

                  "Tangible Net Worth" means, with respect to Del Global and its Subsidiaries on a consolidated basis, (i) total assets, which shall be determined in accordance with GAAP, except that there shall be excluded therefrom (A) all obligations due to Del Global or any of its Subsidiaries from another Subsidiary or other Affiliate thereof (less all Liabilities of Del Global or any of its Subsidiaries to an Affiliate thereof) and (B) all intangible assets including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and development costs, training costs, treasury stock, deferred tax assets and all unamortized debt discount and deferred charges, less (ii) total Liabilities.

                  "Termination Event" means (i) a Reportable Event with respect to any Pension Plan or Multiemployer Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (v) any event or condition that is reasonably likely (A) to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (B) to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Type" means a Base Rate Advance or a LIBOR Rate Advance.

                  "Villa Sistemi" means Villa Sistemi Medicali, S.p.A., an Italian corporation.

                  "Warrant" means a warrant to purchase common stock of Del Global at an exercise price of $2.00 per share issued by Del Global in connection with the Shareholder Class Action Lawsuit, substantially in the form of Exhibit W, as amended, supplemented or otherwise modified from time to time.

                  SECTION 1.2. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Lender on or before the Closing Date. All accounting determinations for purposes of determining compliance with Article VIII shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Lender on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Lender on or before the Closing Date, the Compliance Certificates required to be delivered pursuant to Section 7.1 shall include calculations setting forth the adjustments necessary to demonstrate how the Borrowers are in compliance with the Financial Covenants based upon GAAP as in effect on the Closing Date.

                  SECTION 1.3. Other Terms; Headings. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code, from time to time in effect in the State of Illinois (the "Code"), shall have the meanings given in the Code. An Event of Default shall "continue" or be "continuing" unless and until such Event of Default has been waived or cured within any grace period specified therefor under Section 9.1. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                  ARTICLE II.

                              THE CREDIT FACILITIES

                  SECTION 2.1. The Loans.

                  (a) The Lender agrees, subject to Section 2.4 and the other terms and conditions of this Agreement, to make loans (the "Loans") to the Borrowers, from time to time from the Closing Date to but excluding the Expiration Date, at the Administrative Borrower's request to the Lender, in an aggregate principal amount at any one time outstanding which, when combined with the aggregate undrawn amount of all unexpired Letters of Credit, does not exceed
(i) 85% of Eligible Receivables plus (ii) 40% of Eligible Inventory, all of the foregoing less such reserves as the Lender may establish in its sole discretion including, without limitation, (A) a reserve in the amount of $238,000 until a final order has been entered in the Acoma Lawsuit with respect to which no appeal is pending granting the relief requested by Del Global therein or the Acoma Lawsuit is otherwise resolved favorably to Del Global as determined by the Lender in its commercially reasonable judgment, (B) a reserve in the amount of the lesser of (I) $383,000 and (II) 40% of Eligible Inventory located at 110 New South Road, Hicksville, New York and (C) a reserve in the amount of $300,000 until such time as the Del Electronics Corp. Pension Trust has been terminated and the Borrowers have no further liability with respect thereto as determined by the Lender (the "Borrowing Base"); provided, however, that in no event shall the aggregate amount of the Loans and the Letters of Credit outstanding at any time (x) in respect of Eligible Inventory exceed $4,000,000 or (y) exceed the Maximum Amount of the Facility.

                  (b) The Lender, at any time in the exercise of its sole discretion, may (i) establish and increase or decrease reserves against Eligible Receivables and Eligible Inventory, (ii) reduce the advance rates against Eligible Receivables and Eligible Inventory, or thereafter increase such advance rates to any level equal to or below the advance rates in effect on the Closing Date and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Receivables" and "Eligible Inventory."

                  (c) The Loans shall be evidenced by a promissory note payable to the order of the Lender, substantially in the form of Exhibit A (as amended, supplemented or otherwise modified from time to time, the "Note"), executed by the Borrowers and delivered to the Lender on the Closing Date. The Note shall be in a stated maximum principal amount equal to the Maximum Amount of the Facility.

                  (d) The Loans shall be payable in full, with all interest accrued thereon, on the Expiration Date. The Borrowers may borrow, repay and reborrow Loans, in whole or in part, in accordance with the terms hereof.

                  SECTION 2.2. Procedure for Borrowing; Notices of Borrowing; Notices of Continuation; Notices of Conversion.

                  (a) Each borrowing of Loans (each, a "Borrowing") shall be made on notice, given not later than 12:00 Noon (Chicago time) on the third Business Day prior to the date of the proposed Borrowing in the case of a LIBOR Rate Advance, and not later than 12:00 Noon (Chicago time) on the date of the proposed Borrowing in the case of a Base Rate Advance, by the Administrative Borrower to the Lender. Each such notice of a Borrowing shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), substantially in the form of Exhibit F (a "Notice of Borrowing"), specifying therein the requested (i) date of such Borrowing, (ii) Type of Advance comprising such Borrowing, (iii) aggregate principal amount of such Borrowing and (iv) Interest Period, in the case of a LIBOR Rate Advance.

                  (b) With respect to any Borrowing consisting of a LIBOR Rate Advance, the Borrowers may, subject to the provisions of Section 2.2(d) and so long as all the conditions set forth in Article V have been fulfilled, elect to maintain such Borrowing or any portion thereof as a LIBOR Rate Advance by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the Interest Period then ending. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 Noon (Chicago time) on the third Business Day prior to the date of any such Continuation by the Administrative Borrower to the Lender. Such notice by the Administrative Borrower of a Continuation shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), substantially in the form of Exhibit G (a "Notice of Continuation"), specifying whether the Advance subject to the requested Continuation comprises part (or all) of the Loans and the requested (i) date of such Continuation, (ii) Interest Period and (iii) aggregate amount of the Advance subject to such Continuation, which shall comply with all limitations on Loans hereunder. Unless, on or before 12:00 Noon (Chicago time) of the third Business Day prior to the expiration of an Interest Period, the Lender shall have received a Notice of Continuation from the Administrative Borrower for the entire Borrowing consisting of the LIBOR Rate Advance outstanding during such Interest Period, any amount of such Advance comprising such Borrowing remaining outstanding at the end of such Interest Period (or any unpaid portion of such Advance not covered by a timely Notice of Continuation) shall, upon the expiration of such Interest Period, be Converted to a Base Rate Advance.

                  (c) The Borrowers may on any Business Day upon notice (each such notice, a "Notice of Conversion") given by the Administrative Borrower to the Lender, and subject to the provisions of Section 2.2(d), Convert the entire amount of or a portion of an Advance of one Type into an Advance of another Type; provided, however, that (i) the Borrowers may not Convert a Base Rate Advance into a LIBOR Rate Advance if an Event of Default (or a Default under clause (v) of the definition of Insolvency Event) has occurred and is continuing, and (ii) any Conversion of a LIBOR Rate Advance into a Base Rate Advance shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advance. Each such Notice of Conversion shall be given not later than 12:00 Noon (Chicago time) on the Business Day prior to the date of any proposed Conversion into a Base Rate Advance and on the third Business Day prior to the date of any proposed Conversion into a LIBOR Rate Advance. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), substantially in the form of Exhibit H, specifying (i) the requested date of such Conversion, (ii) the Type of Advance to be Converted, (iii) the requested Interest Period, in the case of a Conversion into a LIBOR Rate Advance, and (iv) the amount of such Advance to be Converted and whether such amount comprises part (or all) of the Loans. Each Conversion shall be in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof.

                  (d) Anything in subsection (b) or (c) above to the contrary notwithstanding,

                  (i) if, at least one Business Day before the date of any requested LIBOR Rate Advance, the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender or any of its Affiliates to perform its obligations hereunder to make a LIBOR Rate Advance or to fund or maintain a LIBOR Rate Advance hereunder (including in the case of a Continuation or a Conversion), the Lender shall promptly give written notice of such circumstance to the Administrative Borrower, and the right of the Borrowers to select a LIBOR Rate Advance for such Borrowing or any subsequent Borrowing (including a Continuation or a Conversion) shall be suspended until the circumstances causing such suspension no longer exist, and any Advance comprising such requested Borrowing shall be a Base Rate Advance;

                  (ii) if, at least one Business Day before the first day of any Interest Period, the Lender is unable to determine the LIBOR Rate for LIBOR Rate Advances comprising any requested Borrowing, Continuation or Conversion, the Lender shall promptly give written notice of such circumstance to the Administrative Borrower, and the right of the Borrowers to select or maintain LIBOR Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Lender shall notify the Administrative Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance;

                  (iii) if the Lender shall, at least one Business Day before the date of any requested Borrowing or Continuation of, or Conversion into, a LIBOR Rate Advance, notify the Administrative Borrower that the LIBOR Rate for Advances comprising such Borrowing, Continuation or Conversion will not adequately reflect the cost to the Lender of making or funding Advances for such Borrowing, the right of the Borrowers to select LIBOR Rate Advances shall be suspended until the Lender shall notify the Administrative Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance;

                  (iv) there shall not be outstanding at any time more than five Borrowings which consist of LIBOR Rate Advances;

                  (v) each Borrowing which consists of LIBOR Rate Advances shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof;

                  (vi) not more than 90% of the principal amount of Loans outstanding at any time shall consist of LIBOR Rate Advances; and

                  (vii) if an Event of Default has occurred and is continuing, no LIBOR Rate Advances may be borrowed or continued as such and no Base Rate Advance may be converted into a LIBOR Rate Advance.

                  (e) Each Notice of Borrowing, Notice of Continuation and Notice of Conversion shall be irrevocable and binding on the Borrowers. The Borrowers agree, jointly and severally, to indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of (i) default by the Borrowers in making a Borrowing of, Conversion into or Continuation of a LIBOR Rate Advance after the Administrative Borrower has given notice requesting the same, (ii) default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Rate Advance or (iii) the making of a payment or prepayment of a LIBOR Rate Advance on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund such Advance.

                  SECTION 2.3. Application of Proceeds. The proceeds of the Loans shall be used by the Borrowers (i) to refinance their existing indebtedness, (ii) for their general working capital purposes, (iii) for capital expenditures and (iv) for expenses incurred by the Borrowers in connection herewith.

                  SECTION 2.4. Maximum Amount of the Facility; Mandatory Prepayments; Optional Prepayments.

                  (a) In no event shall the sum of the aggregate outstanding principal balances of the Loans and the aggregate undrawn amount of all unexpired Letters of Credit exceed the lesser of (i) the Borrowing Base and (ii) the Maximum Amount of the Facility.

                  (b) In addition to any prepayment required as a result of an Event of Default hereunder, the Loans shall be subject to mandatory prepayment as follows:

                  (i) immediately upon discovery by or notice to the Administrative Borrower that any of the lending limits set forth in Section 2.1(a) or Section 2.4(a) has been exceeded, an amount sufficient to reduce the outstanding balances of the Loans, Collateralize outstanding Letters of Credit, or any combination thereof, to the applicable maximum allowed amount shall become due and payable by the Borrowers without the necessity of a demand by the Lender;

                  (ii) the outstanding principal amount of the Loans shall be immediately prepaid by an amount equal to 100% of all Net Cash Proceeds which shall be applied to the outstanding principal amount of the Loans; and

                  (iii) the entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon and all fees, costs and expenses payable by the Borrowers hereunder, shall become due and payable on the Expiration Date.

                  SECTION 2.5. Maintenance of Loan Account; Statements of Account. The Lender shall maintain an account on its books in the name of the Borrowers jointly (the "Loan Account") in which the Borrowers will be charged with all loans and advances made by the Lender to the Borrowers or for the Borrowers' account, including the Loans, interest, fees, expenses and any other Obligations. The Loan Account will be credited with all amounts received by the Lender from the Borrowers or for the Borrowers' account, including, as set forth below, all amounts received from the Blocked Account Bank. The Lender shall send the Administrative Borrower a monthly statement reflecting the activity in the Loan Account. Each such statement shall be an account stated and shall be final, conclusive and binding on the Borrowers, absent manifest error.

                  SECTION 2.6. Collection of Receivables.

                  (a) At all times during the term of this Agreement, the Borrowers shall maintain, pursuant to one or more Lockbox Agreements, a lockbox (each, a "Lockbox") and a blocked account in the name of the Lender as secured party (each, a "Blocked Account"). The Borrowers shall instruct their account debtors to remit to a Lockbox all checks, drafts and other documents and instruments evidencing remittances in payment (collectively, "Items of Payment"). Items of Payment remitted to a Blocked Account will be processed in accordance with the applicable Lockbox Agreement.

                  (b) So long as no Event of Default has occurred and is continuing, the Lender shall apply all amounts received by it from each Lockbox Bank deposited in a Blocked Account first, to costs and expenses that are then due and payable by the Borrowers under the Loan Documents, second, to accrued and unpaid interest that is payable hereunder and under the Note, and third, to the outstanding principal amount of the Loans. All Collections and other amounts received by the Borrowers from any account debtor, in addition to all other cash received by the Borrowers from any other source, shall, upon receipt, be deposited into a Blocked Account. The Borrowers will at all times (i) not commingle any Items of Payment with any of their other funds or property, but will segregate them from their other assets and will hold them in trust and for the account and as the property of the Lender and (ii) endorse any Item of Payment. The Lender will credit all such payments to the Loan Account, conditional upon final collection; credit will be given only for cleared funds received prior to 2:00 p.m. (Chicago time) by the Lender. The Loan Account will be credited only with the net amounts actually received by the Lender.

                  (c) Notwithstanding anything to the contrary in this Section 2.6, upon the occurrence and during the continuance of an Event of Default, the Lender may apply all amounts deposited in a Blocked Account to any of the Obligations and in any order as it may elect in its sole and absolute discretion.

                  SECTION 2.7. Term. The term of this Agreement shall be for a period from the Closing Date to but not including June 10, 2005 unless sooner terminated in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Borrowers shall have no right to terminate this Agreement at any time that any principal of or interest on any of the Loans is outstanding, except upon prepayment of all Obligations and the satisfaction of all other conditions set forth in the Loan Documents with respect thereto.

                  SECTION 2.8. Payment Procedures.

                  (a) The Borrowers hereby authorize the Lender to charge the Loan Account with the amount of all interest, fees, expenses and other payments to be made hereunder and under the other Loan Documents. The Lender may, but shall not be obligated to, discharge the Borrowers' payment obligations hereunder by so charging the Loan Account.

                  (b) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day (except as specified in clause (ii) of the definition of "Interest Period") and such extension of time shall be included in the computation of the amount of interest due hereunder.

                  SECTION 2.9. Letters of Credit. The Lender, upon the request of the Administrative Borrower, shall use its best efforts to cause a bank or other financial institution acceptable to the Lender to issue for the account of one or more of the Borrowers Letters of Credit of a tenor and containing terms acceptable to the Lender and the issuer of such Letter of Credit, in a maximum aggregate face amount outstanding at any time not to exceed Two Million Dollars ($2,000,000), provided that no Letter of Credit shall have an expiration date after the Expiration Date. The term of any Letter of Credit shall not exceed three hundred sixty days from the date of issuance, subject to renewal in accordance with the terms thereof, but in no event to a date beyond the Expiration Date. All Letters of Credit shall be subject to the limitations set forth in Section 2.4, and a sum equal to the aggregate amount of all outstanding Letters of Credit shall be included in calculating outstanding amounts for purposes of determining compliance with Section 2.4. Upon each drawing or payment under a Letter of Credit, the amount of such drawing or payment for all purposes under this Agreement shall become and be deemed to be, without any further action on the part of any Person, a Revolving Credit Loan made by the Lender on the date of such drawing or payment (but without any requirement for compliance with the conditions precedent to the making of Loans contained in this Agreement) which, in the case of any Letter of Credit denominated in any currency other than Dollars, shall be denominated in Dollars at the Equivalent Amount.

                                  ARTICLE III.

                                    SECURITY

                  SECTION 3.1. General. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, each of the Borrowers hereby grants to the Lender a Lien on and security interest in all of its right, title and interest in and to its Receivables, Equipment, Property, Inventory and Investment Property (other than the shares of capital stock of Del Electronics, Dynarad and Villa Sistemi owned by Del Global), wherever located, whether now owned or hereafter acquired, and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether in the form of cash or other property) and products thereof including, without limitation, all proceeds of insurance covering the same and all tort claims in connection therewith. As further security for the Obligations, and to provide other assurances to the Lender, the Lender shall receive, among other things:

                  (a) the Lockbox Agreement and any Control Agreement;

                  (b) the Pledge Agreement; and

                  (c) the Intellectual Property Security Agreement.

This Agreement shall constitute a security agreement for purposes of the Code.

                  SECTION 3.2. Further Security. Each of the Borrowers also grants to the Lender, as further security for all of the Obligations, a security interest in all of its right, title and interest in and to all property of such Borrower in the possession of or deposited with or in the custody of the Lender or any Affiliate of the Lender or any representative, agent or correspondent of the Lender and in all present and future deposit accounts as that term is defined in the Code. For purposes of this Agreement, any property in which the Lender or any such Affiliate has any security or title retention interest shall be deemed to be in the custody of the Lender or of such Affiliate.

                  SECTION 3.3. Recourse to Security. Recourse to security shall not be required for any Obligation hereunder and each Borrower hereby waives any requirement that the Lender exhaust any right or take any action against any of the Collateral before proceeding to enforce the Obligations against such Borrower.

                  SECTION 3.4. Special Provisions Relating to Inventory.

                  (a) All Inventory. The security interest in the Inventory granted to the Lender hereunder shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title and warehouse receipts, and to proceeds resulting from the sale or other disposition of such Inventory. Until all of the Obligations have been satisfied, all Letters of Credit have been terminated or Collateralized and the Lender has no obligation to make Loans or to use its best efforts to cause Letters of Credit to be issued hereunder, the Lender's security interest in such Inventory and in all proceeds thereof shall continue in full force and effect and the Lender shall have, in its sole and absolute discretion at any time if an Event of Default has occurred and is continuing or the Lender believes that fraud has occurred, the right to take physical possession of such Inventory and to maintain it on the premises of a Borrower, in a public warehouse, or at such other place as the Lender may deem appropriate. If the Lender exercises such right to take possession of such Inventory, the Borrowers will, upon demand, and at the Borrowers' cost and expense, assemble such Inventory and make it available to the Lender at a place or places convenient to the Lender.

                  (b) No Liens. All Inventory of each Borrower shall be maintained at the locations therefor shown on Schedule 6.1(b), except for Inventory moved from such locations solely for the purpose of sale in the ordinary course of such Borrower's business and Inventory in transit from one such location to another such location in the ordinary course of such Borrower's business with an aggregate value not greater than $100,000 at any time. If sales are made for cash, the applicable Borrower shall immediately deliver to the Lender the checks or other forms of payment which it receives, together with any necessary endorsements.

                  (c) Further Assurances. Each Borrower will perform any and all steps that the Lender may request to perfect the Lender's security interests in such Borrower's Inventory including, without limitation, placing and maintaining signs, executing and filing financing or continuation statements in form and substance satisfactory to the Lender, maintaining stock records and conducting lien searches. In each case, each Borrower shall take such action as promptly as possible after requested by the Lender but in any event within five Business Days after any such request is made except that such Borrower shall take such action immediately upon the Lender's request following the occurrence of an Event of Default. If any Borrower's Inventory is in the possession or control of any Person other than a purchaser in the ordinary course of business or a public warehouseman where the warehouse receipt is in the name of or held by the Lender, such Borrower shall notify such Person of the Lender's security interest therein and, upon request, instruct such Person to acknowledge in writing its agreement to hold all such Inventory for the benefit of the Lender and subject to the Lender's instructions. If so requested by the Lender, each Borrower (as promptly as possible after requested by the Lender but in any event within five Business Days after any such request is made) will deliver (i) to the Lender warehouse receipts covering any of such Borrower's Inventory located in warehouses showing the Lender as the beneficiary thereof and (ii) to the warehouseman such agreements relating to the release of warehouse Inventory as the Lender may request. A physical verification of all of each Borrower's Inventory wherever located will be taken by such Borrower at least every twelve months and, in any case, as often as reasonably requested by the Lender and a copy of such physical verification shall be promptly thereafter submitted to the Lender. Each Borrower shall also submit to the Lender a copy of the summary compilation of any physical inventories (which shall be taken no less frequently than annually) of such Borrower as observed and tested by its independent auditors in accordance with generally accepted auditing standards and GAAP. If so requested by the Lender, each Borrower shall execute and deliver to the Lender a confirmatory written instrument, in form and substance satisfactory to the Lender, listing all its Inventory, but any failure to execute or deliver the same shall not limit or otherwise affect the Lender's security interest in and to such Inventory. Each Borrower shall deliver a monthly report of its Inventory, based upon its perpetual inventory, which shall describe such Inventory by category, item (in reasonable detail) and location and report the then appraised value (at the lower of cost or market) of such Inventory and its location.

                  (d) Inventory Records. Each Borrower shall maintain full, accurate and complete records of its Inventory describing the kind, type and quantity of such Inventory and such Borrower's cost therefor, withdrawals therefrom and additions thereto, including a perpetual inventory for raw materials, work in process (to the extent available) and finished goods.

                  SECTION 3.5. Special Provisions Relating to Receivables.

                  (a) Invoices, Etc. On the Lender's request therefor, each Borrower shall furnish to the Lender copies of invoices to customers and shipping and delivery receipts or warehouse receipts thereof. Each Borrower shall deliver to the Lender (i) the originals of all letters of credit, notes, and instruments in its favor, in each case in an amount greater than $25,000,
(ii) such endorsements or assignments related thereto as the Lender may reasonably request and (iii) the written consent of the issuer of any letter of credit to the assignment of the proceeds of such letter of credit by such Borrower to the Lender.

                  (b) Records, Collections, Etc. Each Borrower shall promptly report all customer credits to the Lender. Each Borrower shall notify the Lender of all returns and recoveries of merchandise and of all claims asserted with respect to merchandise, in each case with a value in excess of $25,000. Each Borrower shall promptly report to the Lender each such return, repossession or recovery of merchandise, providing the Lender with a description of such merchandise. No Borrower shall settle or adjust any dispute or claim, or grant any discount (except ordinary trade discounts), credit or allowance or accept any return of merchandise, except in the ordinary course of its business, without the Lender's consent. Upon the occurrence and during the continuance of an Event of Default or at any time that the Lender believes that fraud has occurred, the Lender may (i) settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable and (ii) notify account debtors on a Borrower's Receivables that such Receivables have been assigned to the Lender, and that payments in respect thereof shall be made directly to the Lender. Where a Borrower receives collateral of any kind or nature by reason of transactions between itself and its customers or account debtors, such Borrower will hold the same on the Lender's behalf, subject to the Lender's instructions, and as property forming part of such Borrower's Receivables. Where a Borrower sells goods or services to a customer which also sells goods or services to it or which may have other claims against it, such Borrower will so advise the Lender immediately to permit the Lender to establish a reserve therefor. Each Borrower hereby irrevocably authorizes and appoints the Lender, or any Person the Lender may designate, as its attorney-in-fact, at such Borrower's sole cost and expense, to exercise, if an Event of Default has occurred and is continuing or the Lender believes that fraud has occurred, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been indefeasibly paid and satisfied in full in cash: (A) to receive, take, endorse, sign, assign and deliver, all in the name of the Lender or such Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;
(B) to receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Lender may designate; and (C) to take or bring, in the name of the Lender or such Borrower, all steps, actions, suits or proceedings deemed by the Lender necessary or desirable to enforce or effect collection of such Borrower's Receivables or file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any obligor of such Borrower. Each Borrower shall maintain a record of its electronic chattel paper that identifies the Lender as the assignee thereof and otherwise in a manner such that the Lender has control over such chattel paper for purposes of the Code.

                  SECTION 3.6. Special Provisions Relating to Equipment.

                  (a) Location. Each item of Equipment of each Borrower, now owned or hereafter acquired, will be kept at a location specified in Schedule 6.1(b) and may not be moved without the prior written consent of the Lender except in connection with the Business Consolidation. Each Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type, age and condition of its Equipment, such Borrower's cost therefor and accumulated depreciation thereof, and retirements, sales, or other dispositions thereof, all of which records shall be available during such Borrower's usual business hours on demand to any of the officers, employees or agents of the Lender.

                  (b) Repair. Each Borrower shall keep all of its Equipment in a satisfactory state of repair and satisfactory operating condition in accordance with industry standards, ordinary wear and tear excepted, and will, consistent with the exercise of its reasonable business judgment, make all repairs and replacements when and where necessary and practical, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof. Each Borrower shall repair and maintain all of its Equipment in accordance with industry practices in a manner sufficient to continue the operation of its business as heretofore conducted. Each Borrower will use or cause its Equipment to be used in accordance with law and the manufacturer's instructions. Each Borrower shall keep its Equipment separate from, and will not annex or affix any of its Equipment to, any part of any Property or any other realty.

                  (c) Disposal. Where a Borrower is permitted to dispose of any of its Equipment under this Agreement or by any consent thereto hereafter given by the Lender, such Borrower shall do so at arm's length, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity or value of its remaining Equipment.

                  SECTION 3.7. Continuation of Liens, Etc. Each Borrower shall defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein, other than claims relating to Liens permitted by the Loan Documents. Each Borrower agrees to comply with the requirements of all state and federal laws to grant to the Lender valid and perfected first priority security interests in the Collateral and shall, upon request of the Lender, obtain a Control Agreement from any securities intermediary or depository bank in possession of any of such Borrower's Investment Property or deposit accounts. The Lender is hereby authorized by each Borrower to sign such Borrower's name on any document or instrument as may be necessary or desirable to establish and maintain the Liens covering the Collateral and the priority and continued perfection thereof or file any financing or continuation statements or similar documents or instruments covering the Collateral whether or not such Borrower's signature appears thereon. Each Borrower agrees, from time to time, at the Lender's request, to file notices of Liens, financing statements, similar documents or instruments, and amendments, renewals and continuations thereof, and cooperate with the Lender's representatives, in connection with the continued perfection (and the priority status thereof) and protection of the Collateral and the Lender's Liens thereon. Each Borrower agrees that the Lender may file a carbon, photographic or other reproduction of this Agreement (or any financing statement related hereto) as a financing statement.

                  SECTION 3.8. Power of Attorney. In addition to all of the powers granted to the Lender in this Article III, each Borrower hereby appoints and constitutes the Lender as such Borrower's attorney-in-fact to sign such Borrower's name on any of the documents, instruments and other items described in Section 3.7, to request at any time from customers indebted on its Receivables verification of information concerning such Receivables and the amount owing thereon (provided that any verification prior to an Event of Default shall not contain the Lender's name), and, upon the occurrence and during the continuance of an Event of Default, (i) to convey any item of Collateral to any purchaser thereof and (ii) to make any payment or take any act necessary or desirable to protect or preserve any Collateral. The Lender's authority hereunder shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, to transfer title to any item of Collateral and to take any other actions arising from or incident to the powers granted to the Lender under this Agreement. This power of attorney is coupled with an interest and is irrevocable.

                                  ARTICLE IV.

                           INTEREST, FEES AND EXPENSES

                  SECTION 4.1. Interest. The Borrowers shall pay to the Lender interest on the Advances, payable monthly in arrears on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, at the following rates per annum:

                  (a) Base Rate Advances. If such Advance is a Base Rate Advance, at a fluctuating rate which is equal to (i) the Base Rate then in effect plus (ii) the Pricing Increment, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

                  (b) LIBOR Rate Advances. If such Advance is a LIBOR Rate Advance, at a rate which is equal at all times during the Interest Period for such LIBOR Rate Advance to (i) the LIBOR Rate plus (ii) the Pricing Increment.

                  SECTION 4.2. Interest and Letter of Credit Fees After Event of Default. From the date of occurrence of any Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full and all Letters of Credit have expired or been terminated or (ii) such Event of Default shall have been cured within any grace period specified therefor in Section 9.1 or waived, interest on the Loans shall be payable on demand at a rate per annum equal to the rate that would be otherwise applicable thereto under Section 4.1 plus an additional two percent (2%) and the letter of credit fee pursuant to Section 4.4(c) shall be payable at the rate that would otherwise apply under Section 4.4(c) plus an additional two percent (2%).

                  SECTION 4.3. Closing Fee. On the Closing Date, the Borrowers shall pay to the Lender a non-refundable closing fee in the amount of $175,000.

                  SECTION 4.4. Unused Line Fee; Minimum Loan Fee; Letter of Credit Fees.

                  (a) The Borrowers shall pay to the Lender on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, in arrears, an unused line fee equal to three-eighths of one percent (.375%) per annum of the difference, if positive, between (i) the Maximum Amount of the Facility and (ii) the average daily aggregate outstanding amount of the Loans plus the average daily aggregate undrawn amount of all unexpired Letters of Credit during the immediately preceding month or portion thereof.

                  (b) The Borrowers agree that, to induce the Lender to enter into this Agreement, the Borrowers shall at all times during the term of this Agreement have an aggregate average outstanding principal amount of the Loans (including the unpaid face amount of outstanding Letters of Credit) of at least Five Million Dollars ($5,000,000) (the "Minimum Loan Amount"). If, in any calendar month, the average daily outstanding principal amount of the Loans (including the unpaid face amount of outstanding Letters of Credit) does not equal or exceed the Minimum Loan Amount, the Borrowers, in addition to the payment of interest on the Obligations pursuant to Section 4.1, shall pay to the Lender on the date such interest is due, a fee equal to the difference between
(x) the amount of interest that would have been payable by the Borrowers to the Lender during such month pursuant to Section 4.1 if such average daily outstanding principal amount had been equal to the Minimum Loan Amount and if all Advances during such month were Base Rate Advances, and (y) the amount of interest actually paid by the Borrowers to the Lender for such month pursuant to
Section 4.1.

                  (c) The Borrowers shall promptly pay to the Lender all fees charged to the Lender by any issuer of a Letter of Credit which relate directly to the opening, amending or drawing under Letters of Credit. In addition, the Borrowers shall pay to the Lender on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, in arrears, a fee equal to two and one-half percent (2.50%) per annum on the daily average of the amount of the Letters of Credit outstanding during the preceding month or during the interim period ending on the Expiration Date, as the case may be.

                  SECTION 4.5. Collateral Management Fee. The Borrowers shall pay to the Lender on the first Business Day of each month commencing with the month immediately following the Closing Date and on the Expiration Date, in arrears, a collateral management fee in the amount of $1,500.

                  SECTION 4.6. Early Termination Fee. The Borrowers shall have the right to terminate this Agreement at any time on 120 days' prior written notice by the Administrative Borrower to the Lender, provided that, on the date of such termination, all Obligations, including all amounts required for the Collateralization of Letters of Credit and interest, fees and expenses payable to the date of such termination, shall be paid in full. If (a) the Administrative Borrower gives such notice to terminate or (b)(i) the Loans are paid in full or substantially in full and (ii) the Lender's obligation to make Loans or to use its best efforts to cause Letters of Credit to be issued is terminated, including as a result of the Lender terminating, in accordance with
Section 9.2(b), such obligation, the Borrowers shall pay a fee to the Lender in an amount equal to (a) $300,000 if such termination or payment occurs prior to the first anniversary of the Closing Date, (b) $200,000 if such termination or payment occurs on or after the first anniversary but prior to the second anniversary of the Closing Date or (c) $100,000 if such termination or payment occurs on or after the second anniversary of the Closing Date.

                  SECTION 4.7. Calculations. All calculations of interest and fees hereunder shall be made by the Lender on the basis of a year of 360 days for the actual number of days elapsed in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate, fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 4.8. Indemnification in Certain Events. If, after the Closing Date, (i) any change in or in the interpretation of any law or regulation is introduced including, without limitation, with respect to reserve requirements, applicable to the Lender or any other banking or financial institution from which the Lender borrows funds or obtains credit, (ii) the Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) the Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause
(iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by the Lender to be material, and any of the foregoing events described in clauses (i), (ii) and (iii) increases the cost to the Lender of funding or maintaining the Loans, or reduces the amount receivable in respect thereof by the Lender, then the Borrowers shall, upon demand, pay to the Lender additional amounts sufficient to indemnify the Lender against such increase in cost or reduction in amount receivable.

                  SECTION 4.9. Taxes.

                  (a) Any and all payments by the Borrowers hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interest and all other liabilities with respect thereto ("Taxes"), including any Taxes imposed under Section 7701(l) of the Internal Revenue Code, excluding in the case of the Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by any applicable jurisdiction. If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan to or for the benefit of the Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 4.9) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrowers shall make such deductions and (C) the Borrowers shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar taxes or levies that arise at any time or from time to time (i) from any payment made under any and all Loan Documents, or (ii) from the execution or delivery by such Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Lender of its rights under, any and all Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower indemnifies the Lender for the full amount of (i) Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes and (iii) any Taxes (other than Taxes imposed by any jurisdiction on amounts payable under this Section 4.9) paid by the Lender and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto.

                  (d) Within thirty days after the date of any payment of Taxes or Other Taxes, the Administrative Borrower will, upon request, furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.9 shall survive the indefeasible payment in full of the Obligations.

                                   ARTICLE V.

                              CONDITIONS OF LENDING

                  SECTION 5.1. Conditions to Initial Loan or Letter of Credit. The obligation of the Lender to make the initial Loan or to use its best efforts to cause to be issued the initial Letter of Credit is subject to the satisfaction of the following conditions prior to or concurrent with such initial Loan or Letter of Credit:

                  (a) the Lender shall have received the following, each dated the date of the initial Loan or Letter of Credit or as of an earlier date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel:

                  (i)      the Note, duly executed by each Borrower;

                  (ii) the Intellectual Property Security Agreement, duly executed by Del Global and Del Medical;

                  (iii) the Lockbox Agreement, duly executed by each Borrower and the Lockbox Bank party thereto;

                  (iv) the Pledge Agreement, duly executed by Del Global and acknowledged by each of the other Borrowers, together with (A) the original certificates representing the shares of stock or other equity interests pledged thereunder and undated transfer powers therefor, executed in blank, (B) a securities account control agreement for any uncertificated securities pledged thereunder, duly executed by Del Global and the securities intermediary in whose account such securities are maintained, and (C) the original promissory notes pledged thereunder and undated note powers therefor, executed in blank;

                  (v) acknowledgment copies of Uniform Commercial Code financing statements (naming the Lender as secured party and the Borrowers as debtors) and duly authorized release or termination statements, in form and substance satisfactory to the Lender, duly filed in all jurisdictions that the Lender deems necessary or desirable to perfect and protect the Liens created hereunder and under the Security Documents;

                  (vi) completed requests for information, dated on or before the date of the initial Loan or Letter of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (v) above and in all other jurisdictions that the Lender deems necessary or desirable to confirm the priority of the Liens created hereunder and under the Security Documents, that name each of the Borrowers as debtor, together with copies of such financing statements;

                  (vii) a completed perfection certificate, substantially in the form of Exhibit M, signed by a Responsible Officer of each Borrower;

                  (viii) the Contribution Agreement, duly executed by each Borrower;

                  (ix) a solvency certificate of the Chief Financial Officer of each of the Borrowers, in the form of Exhibit L;

                  (x) a copy of the form of each of the Subordinated Note and the Warrant, certified by the Secretary or an Assistant Secretary of the Administrative Borrower;

                  (xi) a Borrowing Base Certificate, duly executed by the Administrative Borrower's Chief Financial Officer;

                  (xii) (A) the audited Financial Statements for the fiscal year ended July 31, 2001, certified by the Auditors, and unaudited Financial Statements for the nine-month period ended April 30, 2002, certified by the Borrowers' Chief Financial Officer, (B) a pro forma consolidated and consolidating balance sheet of Del Global and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby reflecting a satisfactory tangible net worth of each of Del Global and its Subsidiaries and otherwise in form and substance satisfactory to the Lender and (C) a certificate executed by the Borrowers' Chief Financial Officer certifying that since April 30, 2002, no change, event, occurrence or development or event involving a prospective change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) has occurred which has had or could reasonably be expected to have a Material Adverse Effect, and that all information provided by or on behalf of the Borrowers to the Lender hereunder or in connection herewith is true and correct in all respects;

                  (xiii) the opinion of counsel for each Borrower covering such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require, which such counsel is hereby requested by the Borrowers to provide;

                  (xiv) certified copies of all policies of insurance required by this Agreement and the other Loan Documents, together with loss payee endorsements for all such policies naming the Lender as lender loss payee and an additional insured;

                  (xv) a copy of the Business Plan for the period commencing August 1, 2001, accompanied by a certificate executed by the Chief Financial Officer of the Administrative Borrower certifying to the Lender that the Business Plan has been prepared in good faith based upon the assumptions contained therein and all information available at the time of preparation thereof and, as of the date of such certificate, such Chief Financial Officer is not aware of any information contained in the Business Plan which is false or misleading or of any omission of information which causes the Business Plan to be false or misleading;

                  (xvi) copies of the Governing Documents of each Borrower and a copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Agreement, the other Loan Documents to which such Borrower is or is to be a party, and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or an Assistant Secretary of such Borrower certifying (A) that such copies of the Governing Documents and resolutions (or similar evidence of authorization) of such Borrower are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of such Borrower authorized to sign the Loan Documents to which it is a party;

                  (xvii) a certified copy of a certificate of the Secretary of State of the state of incorporation of each Borrower, dated within fifteen days of the Closing Date, listing the certificate of incorporation of such Borrower and each amendment thereto on file in such official's office and certifying that (A) such amendments are the only amendments to such certificate of incorporation on file in that office, (B) such Borrower has paid all franchise taxes to the date of such certificate and (C) such Borrower is in good standing in that jurisdiction;

                  (xviii) a good standing certificate from the Secretary of State of each state in which each Borrower is qualified as a foreign corporation, each dated within fifteen days of the Closing Date;

                  (xix) a Collateral Access Agreement for each parcel of Property specified in Schedule 6.1(b) (other than the Property leased by Bertan and the Property owned by RFI) and with respect to any Collateral in the possession of any Person other than a Borrower, duly executed by each Person (other than a Borrower) in possession of such Collateral or with a Lien on or other interest in such parcel of Property;

                  (xx) a copy of (A) an appraisal of the Bay Shore Property and (B) an audit of the accounting systems, accounts receivables, accounts payable and tax returns of the Borrowers, in each case conducted in accordance with sound appraisal and auditing standards by appraisers and auditors satisfactory to the Lender;

                  (xxi) a letter from the Administrative Borrower to the Auditors authorizing the Lender to discuss the financial condition of Del Global and its Subsidiaries with the Auditors and their personnel and directing the Auditors to cooperate with the Lender with respect thereto;

                  (xxii) a Control Agreement for each deposit account not covered by a Lockbox Agreement and for each Securities Account of each Borrower, duly executed by such Borrower and the depository bank or securities intermediary party thereto;

                  (xxiii) a consent to the assignment to the Lender of the proceeds of each letter of credit issued in favor of a Borrower, duly executed by the issuer thereof;

                  (xxiv) evidence that each Borrower maintains a record of its electronic chattel paper that identifies the Lender as the assignee thereof and otherwise in a manner such that the Lender has control over such chattel paper for purposes of the Code;

                  (xxv) (A) a report of a phase I environmental site assessment of the Bay Shore Property, in form and substance reasonably satisfactory to the Lender and upon which the Lender has been expressly permitted to rely, performed by Laurel Environmental Associates, Ltd. in accordance with ASTM E1527-00 "Standard Practice for Environmental Site
                  Assessments: Phase I Environmental Site Assessment Process" and (B) a report of a phase II environmental site assessment of the Bay Shore Property, in form and substance reasonably satisfactory to the Lender and upon which the Lender has been expressly permitted to rely, performed by Laurel Environmental Associates, Ltd. in accordance with ASTM E1903-97 "Standard Practice for Environmental Site Assessments: Phase II Environmental Site Assessment Process";

                  (xxvi) evidence of the settlement of the Shareholder Class Action Lawsuit under terms, conditions and documentation satisfactory to the Lender;

                  (xxvii) evidence that the Borrowers' internal accounting systems reconcile accounts receivable, accounts payable and Inventory to a general ledger, which reflects the Borrowers' consolidated accounts receivable, accounts payable and Inventory, in a manner and frequency satisfactory to the Lender; and

                  (xxviii) such other agreements, instruments, documents and evidence as the Lender deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby.

                  (b) There shall be no pending or, to the knowledge of each Borrower after due inquiry, threatened litigation, proceeding, inquiry or other action (i) seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement or the other Loan Documents or (ii) which affects or could affect the business, prospects, operations, assets, liabilities or condition (financial or otherwise) of any Borrower, except, in the case of clause (ii), where such litigation, proceeding, inquiry or other action could not reasonably be expected to have a Material Adverse Effect.

                  (c) The Borrowers shall have paid (i) all reasonable fees and expenses of the Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents (including, without limitation, all of the Lender's examination, audit, appraisal and travel expenses and the fees and expenses of counsel to the Lender) and (ii) the closing fee payable under
Section 4.3 and all other fees referred to in this Agreement that are required to be paid on the Closing Date.

                  (d) Except for (i) the filing of the financing and termination statements under the Code specified in Section 5.1(a)(v) and (ii) consents or authorizations which have been obtained and are specified in Schedule 6.1(f), no consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Note or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or the continuing operations of each Borrower following the consummation of such transactions.

                  (e) No change, occurrence, event or development or event involving a prospective change that could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing.

                  (f) The Lender and its counsel shall have performed (i) a review satisfactory to the Lender of all of the Material Contracts and other assets (including, without limitation, leases of operating facilities) of each Borrower, the financial condition of each Borrower, including all of its tax, litigation, environmental and other potential contingent liabilities, the corporate and capital structure of each Borrower and the cash management and management information systems of the Borrowers, (ii) a pre-closing audit and collateral review and (iii) reviews and investigations of such other matters as the Lender and its counsel deem appropriate, in each case with results satisfactory to the Lender.

                  (g) The Borrowers shall be in compliance with all Requirements of Law and Material Contracts, other than such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

                  (h) The Liens in favor of the Lender shall have been duly perfected and shall constitute first priority Liens, and the Collateral shall be free and clear of all Liens other than Liens in favor of the Lender and Permitted Liens.

                  (i) After giving effect to all Loans to be made and all Letters of Credit to be issued on the Closing Date, the Excess Availability shall exceed $1,000,000.

                  SECTION 5.2. Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lender to make any Loan or to use its best efforts to cause to be issued any Letter of Credit is subject to the satisfaction of the following conditions precedent:

                  (a) all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall have been true and correct as of such earlier date;

                  (b) no Default or Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or the issuance of the requested Letter of Credit as of the date of such request; and

                  (c) no Material Adverse Effect shall have occurred.

                                  ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 6.1. Representations and Warranties of the Borrowers; Reliance by Lender. Each Borrower represents and warrants as follows:

                  (a) Organization, Good Standing and Qualification. Such Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has the corporate power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect. Schedule 6.1(a) specifies the jurisdiction in which each Borrower is organized and all jurisdictions in which each Borrower is qualified to do business as a foreign corporation as of the Closing Date.

                  (b) Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office of each Borrower is, and the books and records of each Borrower and all of its chattel paper and records of Receivables are maintained exclusively in the possession of such Borrower at, the address of such Borrower specified in Schedule 6.1(b). There is no location at which a Borrower maintains any Collateral other than the locations specified for it in Schedule 6.1(b). Schedule 6.1(b) specifies all Property of each Borrower, and indicates whether each location specified therein is leased or owned by such Borrower.

                  (c) Authority. It has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All corporate action necessary for the execution, delivery and performance by it of the Loan Documents to which it is a party (including the consent of shareholders where required) has been taken.

                  (d) Enforceability. This Agreement is and, when executed and delivered, each other Loan Document to which it is a party, will be, the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity.

                  (e) No Conflict. The execution, delivery and performance by it of each Loan Document to which it is a party do not and will not contravene (i) any of the Governing Documents of such Borrower, (ii) any Requirement of Law or
(iii) any Material Contract and will not result in the imposition of any Liens upon any of its properties except in favor of the Lender.

                  (f) Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any shareholders of such Borrower, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of such Borrower following such consummation, except (i) those that have been obtained or made and are specified in Schedule 6.1(f) and (ii) the filing of financing and termination statements under the Code.

                  (g) Ownership; Subsidiaries; Immaterial Subsidiaries. The capital stock of each of the Subsidiaries of Del Global is owned by the Persons and in the amounts specified in Schedule 6.1(g). Schedule 6.1(g) sets forth the exact correct legal name of Del Global and each of its Subsidiaries, in each case as specified in the public record of the jurisdiction of its organization, and, in the case of such Subsidiaries, of the Persons that own the capital stock therein. Each of Dynarad and Del Electronics has assets (other than deferred charges and goodwill) with a value of less than $5,000.

                  (h) Solvency. It is Solvent and will be Solvent upon the completion of all transactions contemplated to occur on or before the Closing Date (including, without limitation, the Loans to be made on the Closing Date).

                  (i) Financial Data. It has provided to the Lender complete and accurate copies of its annual audited Financial Statements for the fiscal year ended July 31, 2001, and unaudited Financial Statements for the nine-month period ended April 30, 2002. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial position, results of operations and cash flows of each Borrower and its Subsidiaries for each of the periods covered. Except as specified in Schedule 6.1(i), neither it nor any of its Subsidiaries has any Contingent Obligation or liability for taxes, unrealized losses, unusual forward or long-term commitments or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. During the period from April 30, 2002 to and including the date hereof, there has been no sale, transfer or other disposition by such Borrower or any of its Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of such Borrower and its Subsidiaries at April 30, 2002. Since April 30, 2002, (i) there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect and (ii) none of the capital stock of such Borrower has been redeemed, retired, purchased or otherwise acquired for value by such Borrower.

                  (j) Accuracy and Completeness of Information. All data, reports and information heretofore, contemporaneously or hereafter furnished by or on behalf of such Borrower in writing to the Lender or the Auditors for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time. There are no facts now known to any Responsible Officer of such Borrower which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or in any certificate, opinion or other written statement previously furnished by such Borrower to the Lender.

                  (k) No Joint Ventures or Partnerships. Except as specified in
Schedule 6.1(k), it is not engaged in any joint venture or partnership with any other Person.

                  (l) Corporate and Trade Name. During the past five years, such Borrower has not been known by or used any other corporate, partnership, trade or fictitious name except for its name as set forth in the introductory paragraph and on the signature page of this Agreement, which is the exact correct legal name of such Borrower.

                  (m) No Actual or Pending Material Modification of Business. There exists no actual or, to the best of such Borrower's knowledge after due inquiry, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of such Borrower with any customer or group of customers which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  (n) No Broker's or Finder's Fees. No broker or finder brought about the obtaining, making or closing of the Loans or financial accommodations afforded hereunder or in connection herewith by the Lender or any of its Affiliates. No broker's or finder's fees or commissions will be payable by such Borrower to any Person in connection with the transactions contemplated by this Agreement.

                  (o) Investment Company. It is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans, the issuance of any Letters of Credit or the application of the proceeds or repayment thereof by such Borrower or the beneficiary of any Letter of Credit, nor the consummation of the other transactions contemplated by this Agreement or the other Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (p) Margin Stock. It does not own any "margin stock" as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of Loans will be used only for the purposes contemplated hereunder.

                  (q) Taxes and Tax Returns.

                  (i) It has properly completed and timely filed all income tax returns it is required to file. The information contained in such filed returns, as amended and provided to field auditors of the IRS, is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been established in accordance with GAAP.

                  (ii) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof have been timely paid (or, if not yet due, adequate reserves therefor have been established) by it and such Borrower has no liability for taxes in excess of the amounts so paid or reserves so established.

                  (iii) No deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against such Borrower and no tax Liens have been filed with respect thereto. Except as specified in Schedule 6.1(q), there are no pending or threatened audits, investigations or claims for or relating to any liability of such Borrower for taxes and there are no matters under discussion with any Governmental Authority which could result in an additional liability for taxes. The federal income tax returns of such Borrower have never been audited by the Internal Revenue Service. No extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to such Borrower.

                  (iv) It is not a party to, and has no obligations under, any written tax sharing agreement or agreement regarding payments in lieu of taxes.

                  (r) No Judgments or Litigation. Except as specified in
Schedule 6.1(r), no judgments, orders, writs or decrees are outstanding against it, nor is there now pending or, to its knowledge after due inquiry, threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Borrower that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Note, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

                  (s) Title to Property. It has (i) good and marketable fee simple title to or valid leasehold interests in all of its Property and (ii) good and marketable title to all of its other property, in each case free and clear of Liens other than Liens permitted by Section 7.2(i).

                  (t) No Other Indebtedness. On the Closing Date and after giving effect to the transactions contemplated hereby, it has no Indebtedness other than Indebtedness permitted under Section 7.2(a).

                  (u) Investments; Contracts. Such Borrower (i) has not committed to make any Investment; (ii) is not a party to any indenture, agreement, contract, instrument or lease, or subject to any charter, bylaw or other corporate, partnership, limited liability company or similar restriction or any injunction, order, restriction or decree, which could materially and adversely affect its business, operations, assets or financial condition; (iii) is not a party to any contract under which it is the purchaser where it is obligated to pay for goods or services thereunder regardless of whether it has received such goods or services; and (iv) has no material contingent or long-term liability, including any management contracts, which could reasonably be expected to have a Material Adverse Effect.

                  (v) Compliance with Laws. On the Closing Date, after giving effect to the transactions contemplated hereby, it is not in default under any term of any Requirement of Law other than any default which, when taken together with all other similar defaults, could not reasonably be expected to have a Material Adverse Effect.

                  (w) Rights in Collateral; Priority of Liens. All of the Collateral of such Borrower is owned or leased by it free and clear of any and all Liens in favor of third parties, other than Liens in favor of the Lender and Permitted Liens. Upon the proper filing of the financing and termination statements specified in Section 5.1(a)(v), the Liens granted by such Borrower pursuant to the Loan Documents constitute valid, enforceable and perfected first priority Liens on the Collateral.

                  (x) ERISA.

                  (i) Neither it nor any ERISA Affiliate maintains or contributes to any Plan, other than those specified in
                  Schedule 6.1(x).

                  (ii) Except as specified in Schedule 6.1(x), it and each ERISA Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code), and no application for a funding waiver or an extension of any amortization period pursuant to Sections 303 and 304 of ERISA or Section 412 of the Internal Revenue Code has been made with respect to any Plan.

                  (iii) Except as specified in Schedule 6.1(x), no Termination Event has occurred nor has any other event occurred that is likely to result in a Termination Event. Neither it or any ERISA Affiliate, nor any fiduciary of any Plan, is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement, except for ordinary funding obligations which are not past due.

                  (iv) Neither it nor any ERISA Affiliate is required to or reasonably expects to be required to provide security to any Plan under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code.

                  (v) Except as specified in Schedule 6.1(x), it and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code with respect to all Plans. There has been no prohibited transaction as defined in Section 406 of ERISA or
                  Section 4975 of the Internal Revenue Code (a "Prohibited Transaction") with respect to any Plan or any Multiemployer Plan. It and each ERISA Affiliate have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Requirement of Law pertaining thereto. With respect to each Plan and Multiemployer Plan, neither it nor any ERISA Affiliate has incurred any liability to the PBGC or had asserted against it any penalty for failure to fulfill the minimum funding requirements of ERISA other than for payments of premiums in the ordinary course of business.

                  (vi) Each Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS and no event has occurred which would cause the loss of such qualification.

                  (vii) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan.

                  (viii) Neither it nor any ERISA Affiliate has incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan.

                  (ix) To the extent that any Plan is funded with insurance, it and each ERISA Affiliate have paid when due all premiums required to be paid. To the extent that any Plan is funded other than with insurance, it and each ERISA Affiliate have made when due all contributions required to be paid.

                  (y) Intellectual Property. Set forth on Schedule 6.1(y) is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of such Borrower, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Such Borrower owns or licenses all patents, trademarks, service marks, logos, trade names, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. Such Borrower has not infringed any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person by the sale or use of any product, process, method, substance, part or other material presently contemplated to be sold or used, where such sale or use could reasonably be expected to have a Material Adverse Effect and no claim or litigation is pending, or, to the best of such Borrower's knowledge, threatened against such Borrower that contests its right to sell or use any such product, process, method, substance, part or other material.

                  (z) Labor Matters. Schedule 6.1(z) accurately sets forth all labor contracts to which such Borrower is a party as of the Closing Date, and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which such Borrower is a party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (aa) Compliance with Environmental Laws. (i) It is not the subject of any judicial or administrative proceeding or investigation relating to the violation of any Environmental Law or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials,
(ii) it has not filed with or received from any Governmental Authority or other Person any notice, order, stipulation or directive under any Environmental Law, nor is it aware of any pending discussions within any Governmental Authority, concerning the treatment, storage, disposal, spill or release or threatened release of any Hazardous Materials at, on, beneath or adjacent to property owned or leased by it, or the release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of such Borrower, (iii) it has disposed of all its waste in accordance with all applicable laws and it has not improperly stored or disposed of any waste at, on, beneath or adjacent to any of its property and none of its property contains any waste fill, (iv) it has no knowledge of any contingent liability for any release of any Hazardous Materials, and there has been no spill or release of any Hazardous Materials at any of its property in violation of Environmental Laws, (v) to the knowledge of such Borrower, all of its property (including, without limitation, its Equipment) is free, and has at all times been free, of Hazardous Materials (other than cleaning solvents and materials that are and have been stored in accordance with applicable Environmental Laws) and underground storage tanks and (vi) to the knowledge of such Borrower, none of its Property has ever been used as a waste disposal site, whether registered or unregistered.

                  (ab) Licenses and Permits. It has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted, except where the failure to possess any of the foregoing (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                  (ac) Government Regulation. It is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Requirement of Law that limits its ability to incur Indebtedness or consummate the transactions contemplated by this Agreement and the other Loan Documents.

                  (ad) Material Contracts. Set forth on Schedule 6.1(ad) is a complete and accurate list of all Material Contracts of such Borrower, showing as of the date hereof the parties, subject matter and term thereof. Each such contract has been duly authorized, executed and delivered by such Borrower and each other party thereto. Except as specified in Schedule 6.1(ad), each Material Contract of such Borrower is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under such contract of such Borrower by any party thereto.

                  (ae) Business and Properties. No business of such Borrower is affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

                  (af) Business Plan. The Business Plan and the Financial Statements delivered to the Lender on the Closing Date were prepared in good faith on the basis of assumptions which were fair in the context of the conditions existing at the time of delivery thereof, and, with respect to the Business Plan, represented, at the time of delivery, such Borrower's best estimate of its future financial performance.

                  (ag) Affiliate Transactions. Except as specified in Schedule 6.1(ag), such Borrower is not a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of such Borrower is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of the business of such Borrower and (ii) upon fair and reasonable terms no less favorable to such Borrower than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

All representations and warranties made by the Borrowers in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby and thereby. The Borrower acknowledges and confirms that the Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement.

                                  ARTICLE VII.

                           COVENANTS OF THE BORROWERS

                  SECTION 7.1. Affirmative Covenants. Until termination of the Lender's obligation to make any Loan or to use its best efforts to cause to be issued any Letter of Credit under this Agreement, payment and satisfaction of all Obligations in full, and termination, Collateralization or expiration of all Letters of Credit:

                  (a) Corporate Existence. Each Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain its corporate existence, (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks, qualifications and authorizations to do business, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, and (iii) continue in the same lines of business as presently conducted by it.

                  (b) Maintenance of Property. Each Borrower shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices.

                  (c) Affiliate Transactions. Each Borrower shall, and shall cause each of its Subsidiaries to, conduct transactions with any of its Affiliates on an arm's-length basis or other basis no less favorable to such Borrower or Subsidiary than would apply in a transaction with a non-Affiliate and which are approved by the board of directors of such Borrower or Subsidiary.

                  (d) Taxes. Each Borrower shall, and shall cause each of its Subsidiaries to, pay, when due, (i) all tax assessments, and other governmental charges and levies imposed against it or any of its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that, unless such tax assessment, charge, levy or claim has become a Lien on any of the property of such Borrower or Subsidiary, it need not be paid if it is being contested in good faith, by appropriate proceedings diligently conducted and an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with GAAP.

                  (e) Requirements of Law. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law applicable to it, including, without limitation, all applicable federal, state, local or foreign laws and regulations, including, without limitation, those relating to environmental or employee matters (including the collection, payment and deposit of employees' income, unemployment, Social Security and Medicare hospital insurance taxes) and with respect to pension liabilities, provided that such Borrower shall not be deemed in violation hereof if such Borrower's or any such Subsidiary's failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

                  (f) Insurance. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Lender, all of which policies covering the Collateral shall name the Lender as an additional insured and the lender loss payee in case of loss, and contain other provisions as the Lender may require to protect fully the Lender's interest in the Collateral and any payments to be made under such policies.

                  (g) Books and Records; Inspections. Each Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain books and records (including computer records and programs) of account pertaining to the assets, liabilities and financial transactions of such Borrower and its Subsidiaries in such detail, form and scope as is consistent with good business practice and
(ii) provide the Lender and its agents access to the premises of such Borrower and its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying (at the Borrowers' expense) any and all records pertaining thereto, and
(C) discussing the affairs, finances and business of such Borrower and its Subsidiaries with any officer, employee or director thereof or with the Auditors, all of whom are hereby authorized to disclose to the Lender all financial statements, work papers, and other information relating to such affairs, finances or business. The Borrowers shall reimburse the Lender for the reasonable travel and related expenses of the Lender's employees or, at the Lender's option, of such outside accountants or examiners as may be retained by the Lender to verify or inspect Collateral, records or documents of the Borrowers and their Subsidiaries on a regular basis or for a special inspection if the Lender deems the same appropriate. If the Lender's own employees are used, the Borrowers shall also pay such reasonable per diem allowance as the Lender may from time to time establish, or, if outside examiners or accountants are used, the Borrowers shall also pay the Lender such sum as the Lender may be obligated to pay as fees therefor. All such Obligations may be charged to the Loan Account or any other account of the Borrowers with the Lender or any of its Affiliates. Each Borrower hereby authorizes the Lender to communicate directly with the Auditors to disclose to the Lender any and all financial information regarding such Borrower including, without limitation, matters relating to any audit and copies of any letters, memoranda or other correspondence related to the business, financial condition or other affairs of such Borrower.

                  (h) Notification Requirements. The Administrative Borrower shall timely give the Lender the following notices and other documents:

                      (i) Notice of Defaults. Promptly, and in any event within two Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of a Responsible Officer specifying the nature thereof and the applicable Borrower's proposed response thereto, each in reasonable detail.

                      (ii) Proceedings or Changes. (A) Promptly, and in any
                  event within five Business Days after a Borrower becomes aware of (I) any proceeding including, without limitation, any proceeding the subject of which is based in whole or in part on a commercial tort claim being instituted or threatened to be instituted by or against a Borrower or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $150,000 in the aggregate or which constitutes a Government Contract Proceeding, (II) any order, judgment or decree involving a sum, together with the sum of all other orders, judgments or decrees, in excess of $150,000 in the aggregate being entered against a Borrower or any of its Subsidiaries or any of their respective property or assets, (III) any notice or correspondence issued to any Borrower or Subsidiary thereof by a Governmental Authority warning, threatening or advising of the commencement of any investigation involving such Borrower or Subsidiary or any of its property or assets other than those specified in Schedule 6.1(r), (IV) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, (V) the cessation of the business relationship with any customer of a Borrower whose purchases have accounted for more than 10% of the sales of such Borrower in any year since the fiscal year ended July 31, 2001, (VI) a change in the location of any Collateral from the locations specified in
                  Schedule 6.1(b) or (VII) a proposed or actual change of the name, identity, corporate structure or jurisdiction of organization of any Borrower, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken by any of the Borrowers with respect thereto.

                           (B) Monthly, not later than the fifth Business Day of
                  each month, a written summary of any developments or proceedings relating in any way to the Subpoena to Testify Before Grand Jury dated March 6, 2002 issued to RFI upon application to the United States District Court for the Eastern District of New York in form and detail satisfactory to the Lender, together with copies of all correspondence, pleadings, subpoenas or other documents related thereto from time to time requested by the Lender.

                  (iii) ERISA Notices.

                           (A) Promptly, and in any event within ten Business
                  Days after a Termination Event has occurred, a written statement of a Responsible Officer describing such Termination Event and any action that is being taken with respect thereto by any Borrower or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC;

                           (B) promptly, and in any event within three Business
                  Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Plan subject to the funding requirements of
                  Section 412 of the Internal Revenue Code and all communications received by any Borrower or ERISA Affiliate with respect to such request;

                           (C) promptly, and in any event within three Business
                  Days after receipt by any Borrower or ERISA Affiliate of the PBGC's intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, a copy of each such notice;

                           (D) promptly, and in any event within three Business
                  Days after the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                               (1) except as specified in Schedule 6.1(x), any
                           Prohibited Transaction which could subject any Borrower or ERISA Affiliate to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, or any trust created thereunder,

                               (2) any cessation of operations (by any Borrower
                           or ERISA Affiliate) at a facility in the circumstances described in Section 4062(e) of ERISA,

                               (3) a failure by any Borrower or ERISA Affiliate
                           to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA or
                           Section 412(n) of the Internal Revenue Code,

                               (4) the adoption of an amendment to a Plan
                           requiring the provision of security to such Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code, or

                               (5) any change in the actuarial assumptions or
                           funding methods used for any Plan where the effect of such change is to increase materially or reduce materially the unfunded benefit liability or obligation to make periodic contributions;

                           (E) promptly upon the request of the Lender, each
                  annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by any Borrower or ERISA Affiliate, and schedules showing the amounts contributed to each Pension Plan by or on behalf of any Borrower or ERISA Affiliate in which any of its personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by any Borrower or ERISA Affiliate with the Internal Revenue Service with respect to each such Plan;

                           (F) promptly upon the filing thereof, copies of any
                  Form 5310, or any successor or equivalent form to Form 5310, filed with the Internal Revenue Service in connection with the termination of any Plan, and copies of any standard termination notice or distress termination notice filed with the PBGC in connection with the termination of any Pension Plan;

                           (G) promptly, and in any event within three Business
                  Days after receipt thereof by any Borrower or ERISA Affiliate, notice and demand for payment of withdrawal liability under
                  Section 4201 of ERISA with respect to a Multiemployer Plan;

                           (H) promptly, and in any event within three Business
                  Days after receipt thereof by any Borrower or ERISA Affiliate, notice by the Department of Labor of any penalty, audit, investigation or purported violation of ERISA with respect to a Plan;

                           (I) promptly, and in any event within three Business
                  Days after receipt thereof by any Borrower or ERISA Affiliate, notice by the Internal Revenue Service or the Treasury Department of any income tax deficiency or delinquency, excise tax penalty, audit or investigation with respect to a Plan; and

                           (J) promptly, and in any event within three Business
                  Days after receipt thereof by any Borrower or ERISA Affiliate, notice of any administrative or judicial complaint, or the entry of a judgment, award or settlement agreement, in either case with respect to a Plan that could reasonably be expected to have a Material Adverse Effect.

                      (iv) Material Contracts. Promptly, and in any event within ten Business Days after any Material Contract is terminated or amended in any material respect, or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                      (v) Environmental Matters. Promptly, and in any event within ten days after receipt by a Borrower thereof, copies of each (A) written notice that any violation of any Environmental Law may have been committed or is about to be committed by a Borrower which violation could reasonably be expected to result in liability or involve remediation costs in excess of $50,000, (B) written notice that any administrative or judicial complaint or order has been filed or is about to be filed against a Borrower alleging violations of any Environmental Law or requiring a Borrower to take any action in connection with the release of toxic or Hazardous Materials into the environment which violation or action could reasonably be expected to result in liability or involve remediation costs in excess of $50,000, (C) written notice from a Governmental Authority or other Person alleging that a Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Material into the environment or any damages caused thereby which costs could reasonably be expected to exceed $50,000 or
                  (D) Environmental Law adopted, enacted or issued after the date hereof of which a Borrower becomes aware which could reasonably be expected to have a Material Adverse Effect.

                  (i) Casualty Loss. Each Borrower shall, and shall cause each of its Subsidiaries to, (i) provide written notice to the Lender, within ten Business Days, of any material damage to, the destruction of or any other material loss to any asset or property owned or used by such Borrower or any of its Subsidiaries other than any such asset or property with a net book value (individually or in the aggregate) less than $100,000 or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such asset or property owned or used by such Borrower or any of its Subsidiaries together with a statement of the amount of the damage, destruction, loss or diminution in value (a "Casualty Loss") and (ii) diligently file and prosecute its claim for any award or payment in connection with a Casualty Loss.

                  (j) Qualify to Transact Business. Each Borrower shall, and shall cause each of its Subsidiaries to, qualify to transact business as a foreign corporation in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and where failure to qualify or be authorized could reasonably be expected to have a Material Adverse Effect.

                  (k) Financial Reporting. The Administrative Borrower shall deliver to the Lender the following:

                      (i) Annual Financial Statements. As soon as available, but not later than ninety days after the end of each fiscal year, beginning with the fiscal year ended August 3, 2002, (A) the annual audited and certified consolidated and consolidating Financial Statements of Del Global and its Subsidiaries; (B) a comparison in reasonable detail to the prior year's audited Financial Statements; (C) the Auditors' opinion without Qualification, copies of any written communication from the auditors to Del Global's audit committee and a statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit; and (D) a narrative discussion of the financial condition and results of operations and the liquidity and capital resources of Del Global and its Subsidiaries for such fiscal year, prepared by the Chief Financial Officer of the Administrative Borrower.

                      (ii) Projections. Not later than thirty days before the end of each fiscal year of the Borrowers, the Business Plan of the Borrowers certified by the Chief Financial Officer of the Administrative Borrower for the one-year period commencing with the following fiscal year.

                      (iii) Monthly Financial Statements. As soon as available,
                  but not later than thirty days after the end of each month, commencing with the month ending May 31, 2002, (A) the interim consolidated and consolidating Financial Statements of Del Global and its Subsidiaries as at the end of such month and for the fiscal year to date and (B) a certification by the Administrative Borrower's Chief Financial Officer that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

                      (iv) Quarterly Comparative Statements. As soon as available, but not later than forty-five days after the end of each fiscal quarter, (A) a comparison of the interim consolidated and consolidating Financial Statements of Del Global and its Subsidiaries as of the end of such quarter and for the fiscal year to date to the projected Financial Statements set forth in the Business Plan and to the Financial Statements of Del Global and its Subsidiaries as of the end of and for the same period of the prior year and (B) a compliance certificate, substantially in the form of Exhibit E (a "Compliance Certificate"), signed by the Administrative Borrower's Chief Financial Officer, with an attached schedule of calculations demonstrating compliance with the Financial Covenants as of the end of such quarter.

                      (v) Borrowing Base Certificate. Weekly (or more frequently as the Lender may from time to time request), not later than the fourth Business Day of each week, a borrowing base certificate, substantially in the form of Exhibit K, detailing the Eligible Receivables and the Eligible Inventory, containing a calculation of availability and reflecting all sales, collections, and debit and credit adjustments, as of the last day of (or for) the preceding week (or as of a more recent date as the Lender may from time to time request), which shall be prepared by or under the supervision of the Chief Financial Officer of the Administrative Borrower and certified by such officer (a "Borrowing Base Certificate").

                      (vi) Agings. Monthly, not later than the tenth day of each month, agings of the Borrowers' Receivables and accounts payable, in scope and detail satisfactory to the Lender, as of the last day of the preceding month.

                      (vii) Shareholder and SEC Reports. As soon as available,
                  but not later than five days after the same are sent or filed, as the case may be, copies of all financial statements and reports that any Borrower sends to any of its shareholders or files with the Securities and Exchange Commission or any other Governmental Authority.

                      (viii) Communications with Auditors. Within thirty days of the Closing Date, drafts, and within 180 days of the Closing Date, final copies, of any written communications from the auditors to Del Global's audit committee with respect to the fiscal year ended July 28, 2001.

                      (ix) Other Financial Information. Promptly after the request by the Lender therefor, such additional financial statements and other related data and information as to the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower as the Lender may from time to time reasonably request.

                  (l) Payment of Liabilities. Each Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge, in the ordinary course of business, all obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established in accordance with GAAP.

                  (m) ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to, (i) maintain each Plan intended to qualify under Section 401(a) of the Internal Revenue Code so as to satisfy the qualification requirements thereof, (ii) contribute, or require that contributions be made, in a timely manner (A) to each Plan in amounts sufficient (I) to satisfy the minimum funding requirements of Section 302 of ERISA or Section 412 of the Internal Revenue Code, if applicable, (II) to satisfy any other Requirements of Law and (III) to satisfy the terms and conditions of each such Plan, and (B) to each Foreign Plan in amounts sufficient to satisfy the minimum funding requirements of any applicable law or regulation, without any application for a waiver from any such funding requirements, (iii) cause each Plan or Foreign Plan to comply in all material respects with applicable law (including all applicable statutes, orders, rules and regulations) and (iv) pay in a timely manner, in all material respects, all required premiums to the PBGC.

                  As used in this Section 7.1(m), "Foreign Plan" means a plan that provides retirement or health benefits and that is maintained, or otherwise contributed to, by a Borrower for the benefit of employees outside the United States.

                  (n) Environmental Matters. (i) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business so as to comply in all material respects with all applicable Environmental Laws including, without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations.

                      (ii) On or before August 1, 2002, the Borrowers shall cause EEA Inc. or Carnow, Conibear & Assoc., Ltd. or another environmental surveyor reasonably satisfactory to the Lender to perform an updated phase I environmental investigation (the "Phase I Investigations") at each Property of the Borrowers (other than the Bay Shore Property) and shall submit to the Lender the results of the Phase I Investigations by such date. On or before September 30, 2002, the Borrowers shall, except as the Lender may previously agree otherwise in writing, submit to the Lender evidence that they have undertaken any further investigation, reporting or monitoring recommended by the Phase I Investigations.

                  (o) Trademarks. Each Borrower shall, and shall cause each of its Subsidiaries to, do and cause to be done all things necessary to preserve and keep in full force and effect all of its material registrations of trademarks, service marks and other marks, trade names and other trade rights.

                  (p) Solvency. Each Borrower shall, and shall cause each of its Subsidiaries to, be and remain Solvent at all times except that Bertan may cease to remain Solvent upon the consummation of the Business Consolidation so long as Del Global has assumed all third party liabilities of Bertan at such time.

                  (q) Billing Practices. The Administrative Borrower shall notify the Lender of any Receivable of any Borrower generated pursuant to the sale of goods or the rendition of services on any basis other than on the terms specified in Schedule 7.1(q).

                  (r) Dissolution of Subsidiary. Not later than December 31, 2002, Del Global shall (i) cause Dynarad to be dissolved in accordance with all applicable Requirements of Law or (ii) pledge all of the outstanding shares of capital stock of Dynarad to the Lender as security for the Obligations under an amendment to the Pledge Agreement.

                  (s) Proceeds from Bay Shore Property. Unless Del Global shall have received, after the Closing Date, federal income tax refunds with respect to tax years 1998 and 1999 in an aggregate amount not less than $1,200,000, the proceeds of which have been applied to the outstanding Loans, RFI shall, on or before September 30, 2002, either (i) consummate the Bay Shore Sale Leaseback or
(ii) obtain a non-recourse loan, or a loan with respect to which the rights of the lender to enforce repayment of such loan are subordinated to the Lender's right to enforce repayment of the Obligations on terms and under documentation satisfactory to the Lender, in each case that is not secured by any assets of the Borrowers other than the Bay Shore Property, in each case resulting in RFI's receipt of net proceeds, which shall be applied to the outstanding Loans, of not less than $1,500,000.

                  (t) Bay Shore Mortgage. RFI shall, on or before June 30, 2002, deliver a mortgage on the Bay Shore Property in favor of the Lender, substantially in the form of Exhibit N (as amended, supplemented or otherwise modified from time to time, the "Mortgage"), together with (i) a mortgagee's title policy (A) dated the date of delivery of the Mortgage in an amount satisfactory to the Lender, (B) insuring that the Mortgage creates a valid first Lien on the Bay Shore Property free and clear of all Liens except the Lien in favor of the Lender and other Liens that are satisfactory to the Lender, (C) naming the Lender as the insured thereunder, (D) in the form of ALTA Loan Policy 1992, and (E) containing revolving endorsements and such other endorsements and effective coverage as the Lender may request, together with evidence that all premiums in respect of such policy have been paid by or on behalf of RFI; and
(ii) a survey of the Property encumbered by the Mortgage, satisfactory in form and substance to the Lender and certified within thirty days before the date of delivery of the Mortgage by an independent public surveyor satisfactory to the Lender, meeting the minimum standard detail requirements for ALTA/ACSM surveys, and showing (A) the exact location and dimensions of the Bay Shore Property and the improvements thereon, (B) the exact location of all lot and street lines, required height and setback lines, all means of access to and all easements relating to the Bay Shore Property, (C) the names of all streets and alleys abutting the Bay Shore Property and (D) the absence of any encroachments, rights of way or easements of the Bay Shore Property or any encroachment by the improvements thereon on adjoining property, or any other defects except Liens permitted hereunder, together with a surveyor's certificate satisfactory to the Lender; provided that RFI may, at any time after the delivery by RFI of the Mortgage to the Lender, (i) consummate the Bay Shore Sale Leaseback or (ii) obtain a loan that is not secured by any assets of the Borrowers other than the Bay Shore Property, in each case resulting in RFI's receipt of net proceeds, which shall be applied to the outstanding Loans, of not less than $1,500,000, and that, in each case, the Lender shall, if requested by RFI, assign, at RFI's expense and without recourse to or representation or warranty by the Lender, the Mortgage to any subsequent mortgagee in connection with any such loan or any other appropriate party upon the completion of such transaction.

                  (u) Tax Refund. (i) Unless Del Global has deposited or caused to be deposited proceeds of federal income tax refunds received by it after the Closing Date in an aggregate amount of not less than $1,200,000 to a Blocked Account or the Chase Account, on or before June 30, 2002, Del Global shall deliver to the Lender (A) evidence that it has instructed the Internal Revenue Service to pay all amounts of federal tax refunds payable to Del Global by wire transfer to a Blocked Account or to the Chase Account and (B) an agreement from The Chase Manhattan Bank to forward to a Blocked Account all amounts received by it in respect of such federal tax refunds.

                      (ii) Del Global shall deposit to a Blocked Account or the Chase Account within one Business Day of it receipt thereof all proceeds of federal income tax refunds with respect to tax years 1998 and 1999 received by it after the Closing Date.

                  (v) Bank Accounts. The Borrowers shall comply with the requirements relating to their bank accounts as specified in Schedule 7.2(t) by the dates specified therein.

                  SECTION 7.2. Negative Covenants. Until termination of the Lender's obligation to make any Loan or to use its best efforts to cause to be issued any Letter of Credit under this Agreement, payment and satisfaction of all Obligations in full, and termination, Collateralization or expiration of all Letters of Credit:

                  (a) Indebtedness. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist any Indebtedness other than:

                      (i)   Indebtedness under the Loan Documents;

                      (ii) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                      (iii) Indebtedness (including Capitalized Lease
                  Obligations) incurred solely to finance the acquisition of fixed or capital assets in an aggregate principal amount not to exceed, as to the Borrowers and their Subsidiaries taken together, $250,000 at any time outstanding; or

                      (iv) Indebtedness of Villa Sistemi under its credit facilities.

                  (b) Contingent Obligations. Except as specified in Schedule 6.1(i), each Borrower will not, directly or indirectly, incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with this Agreement or the other Loan Documents in favor of the Lender.

                  (c) Corporate Changes, Etc. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, merge or consolidate with any Person or amend, alter or modify its Governing Documents or its legal name, mailing address, chief executive office or principal places of business, structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or issue any capital stock or other equity interests other than (i) the Business Consolidation, (ii) the issuance of shares of capital stock by Del Global upon the exercise of warrants for shares of capital stock of Del Global or the issuance of any other capital stock of Del Global so long as all the Net Cash Proceeds thereof are applied to the outstanding amount of the Loans within three Business Days of receipt thereof and (iii) the liquidation or dissolution of Dynarad and Del Electronics.

                  (d) Change in Nature of Business. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time make any material change in the lines of its business as carried on at the date hereof or enter into any new line of business.

                  (e) Sales, Etc. of Assets. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, in any fiscal year, sell, transfer or otherwise dispose of any of its assets (other than (i) sales of Inventory in the ordinary course of business or in connection with the Business Consolidation and (ii) the Bay Shore Sale Leaseback), or grant any option or other right to purchase or otherwise acquire any of its assets, with an aggregate value, as to all the Borrowers and their Subsidiaries taken together, in excess of $100,000.

                  (f) Use of Proceeds. Each Borrower will not (i) use any portion of the proceeds of any Loan in violation of Section 2.3 or for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Federal Reserve Board) in any manner which violates the provisions of Regulation T, U or X of the Federal Reserve Board or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement, or (ii) take, or permit any Person acting on its behalf to take, any action which could reasonably be expected to cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                  (g) Cancellation of Debt. Each Borrower will not, and will not permit any of its Subsidiaries to, cancel any liability or debt owed to it, except for consideration in the ordinary course of business.

                  (h) Loans to Other Persons. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time make loans or advance any credit to any Affiliate or other Person other than loans or advances to Villa Sistemi of up to (euro) 460,000 or arising from sales of goods in the ordinary course of business.

                  (i) Liens, Etc. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist any Lien on or with respect to any assets, other than:

                      (i)   Liens created hereunder and by the Security
                  Documents;

                      (ii) Liens securing Indebtedness permitted by Section 7.2(a)(iii) incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such assets, (B) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness, (C) such Liens are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased and
                  (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such assets; and

                      (iii) Permitted Liens.

                  (j) Dividends, Stock Redemptions, Distributions, Etc. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any dividends or distributions on, purchase, redeem or retire any shares of any class of its capital stock or other equity interests or any warrants, options or rights to purchase any such capital stock or other equity interests, whether now or hereafter outstanding ("Stock"), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Borrower or any of its Subsidiaries except that (i) a Subsidiary may pay dividends to a Borrower or to another Subsidiary of a Borrower and (ii) Del Global may redeem the Warrants for $.25 per Warrant in accordance with the terms thereof so long as (A) the amount of cash consideration paid therefor does not exceed $250,000 in the aggregate, (B) no Default has occurred and is continuing and (C) after giving effect to such redemption, Excess Availability is not less than $1,000,000.

                  (k) Investments. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than Investments in Cash Equivalents so long as the Lender has a perfected, first priority Lien on such Cash Equivalents.

                  (l) Partnerships; Subsidiaries; Joint Ventures; Management Contracts. Except for existing joint ventures of Villa Sistemi specified in
Schedule 7.2(l), each Borrower will not, and will not permit any of its Subsidiaries to, at any time create any direct or indirect Subsidiary, enter into any joint venture or similar arrangement or become a partner in any general or limited partnership or enter into any management contract permitting third party management rights with respect to the business of such Borrower or any of its Subsidiaries.

                  (m) Fiscal Year. Each Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year from a year ending August 3, 2002, August 2, 2003 or July 31, 2004, respectively.

                  (n) Accounting Changes. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time make or permit any change in accounting policies or reporting practices, except as required by GAAP.

                  (o) Executive Compensation. Each Borrower will not, and will not permit any of its Subsidiaries to, pay any salary, management, director or other fee or other direct or indirect remuneration or compensation to its executive officers, directors or stockholders in excess of the amounts specified in Schedule 7.2(o) plus annual increases of which the Borrower shall give the Lender written notice at least annually.

                  (p) No Prohibited Transactions Under ERISA. Each Borrower will not, and will not permit any of its ERISA Affiliates to, directly or indirectly:

                      (i) Engage in any Prohibited Transaction which could reasonably be expected to result in a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                      (ii) permit to exist with respect to any Pension Plan any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

                      (iii) except as specified in Schedule 6.1(x), terminate
                  any Pension Plan where such event would result in any liability of any Borrower or ERISA Affiliate under Title IV of ERISA;

                      (iv) fail to make any required contribution or payment to any Multiemployer Plan;

                      (v) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                      (vi) amend a Pension Plan resulting in an increase in current liability for the plan year such that any Borrower or ERISA Affiliate is required to provide security to such Plan under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code;

                      (vii) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; or

                      (viii) take any action that would cause the imposition of
                  an excise tax under Section 4978 or Section 4979A of the Internal Revenue Code.

                  (q) Unusual Terms of Sale. Each Borrower will not, and will not permit any of its Subsidiaries to, sell goods or products or render services on extended or consignment terms or on a progress billing or bill and hold basis, or on any other unusual terms.

                  (r) Prepayments and Amendments of Material Contracts. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time
(i) make any prepayment of any Indebtedness, other than (A) the prepayment of the Loans in accordance with the terms of this Agreement and (B) the prepayment of the Subordinated Notes in full satisfaction thereof if (I) the aggregate amount of such prepayment does not exceed $150,000 in any twelve-month period,
(II) no Default has occurred and is continuing and (III) after giving effect to such prepayment, Excess Availability is not less than $2,000,000, or (ii) amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of, any Material Contract or any Subordinated Note, except where such amendment or modification could not reasonably be expected to have a Material Adverse Effect.

                  (s) Lease Obligations. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time create, incur or assume any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction other than the Bay Shore Sale Leaseback.

                  (t) Bank Accounts. Each Borrower will not, and will not permit any of its Subsidiaries to, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any other Person, other than (i) payroll accounts, (ii) accounts specified in Schedule 7.2(t) and (iii) other accounts subject to a Control Agreement.

                  (u) Acquisition of Stock or Assets. Each Borrower will not, and will not permit any of its Subsidiaries to, acquire or commit or agree to acquire any stock, securities or assets of any other Person other than Equipment and Inventory acquired in the ordinary course of business.

                  (v) Securities and Deposit Accounts. Each Borrower will not
(i) establish or maintain any Securities Account or deposit account (other than a Blocked Account) unless the Lender shall have received a Control Agreement, duly executed by the Borrower and the securities intermediary or depository bank parties thereto and in full force and effect, in respect of such Securities Account or deposit account or (ii) transfer any financial assets from any Securities Account; provided, however, that, in the case of Securities Accounts, so long as no Event of Default has occurred and is continuing or would result therefrom, such Borrower or any of its Subsidiaries may (A) use such assets to the extent permitted by this Agreement, or (B) sell or trade such assets in the ordinary course of business so long as the proceeds of such sales or trades are deposited in a Blocked Account, any other deposit account or a Securities Account, in each case in respect of which the Lender has received a Control Agreement duly executed by the Borrower and the securities intermediary or depository bank party thereto and that otherwise is in full force and effect.

                  (w) Negative Pledge. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than in favor of the Lender) prohibiting or conditioning the creation or assumption of any Lien upon any of its assets.

                                 ARTICLE VIII.

                               FINANCIAL COVENANTS

                  Until termination of the Lender's obligations to make any Loan or to use its best efforts to cause to be issued any Letters of Credit under this Agreement, payment and satisfaction of all Obligations in full, and termination, Collateralization or expiration of all Letters of Credit:

                  SECTION 8.1. Adjusted Earnings. The Adjusted Earnings for any period set forth below shall not be less than the amount set forth below opposite such period:

                                                                                     Minimum Adjusted
                                   Period                                                   Earnings
                                   ------                                            ----------------
May 1, 2002 through August 3, 2002                                                      $1,350,000
May 1, 2002 through November 3, 2002                                                     2,600,000
May 1, 2002 through February 2, 2003                                                     4,000,000
May 1, 2002 through May 4, 2003                                                          5,600,000
August 1, 2002 through August 2, 2003 and each period of four consecutive
fiscal quarters thereafter                                                               6,000,000


                  SECTION 8.2. Adjusted U.S. Earnings. The Adjusted U.S. Earnings for any period set forth below shall not be less than the amount set forth below opposite such period:

                                                                                   Minimum Adjusted U.S.
                                   Period                                                   Earnings
                                   ------                                          ---------------------
May 1, 2002 through August 3, 2002                                                       $950,000
May 1, 2002 through November 3, 2002                                                     2,250,000
May 1, 2002 through February 2, 2003                                                     3,500,000
May 1, 2002 through May 4, 2003                                                          4,100,000
August 1, 2002 through August 2, 2003 and each period of four consecutive
fiscal quarters thereafter                                                               5,250,000


                  SECTION 8.3. Senior Debt Ratio. The ratio of (a) the outstanding amount of all Loans and all outstanding Letters of Credit to (b) Adjusted Earnings determined for the twelve-month period ending on the last day of each quarter-end commencing August 3, 2002 (or in the case of each fiscal quarter-end through February 2, 2003, the period of one, two or three consecutive fiscal quarters ending August 3, 2002, November 3, 2002, or February 2, 2003, respectively, determined on an annualized basis), shall not, as of the last day of such quarter-end, be greater than 1.50:1.00.

                  SECTION 8.4. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for any period set forth below shall not be less than the ratio set forth below opposite such period:

                                                                              Minimum Fixed Charge
                               Period                                              Coverage Ratio
                               ------                                         --------------------
May 1, 2002 through August 3, 2002                                                  2.50:1.00
May 1, 2002 through November 3, 2002                                                2.75:1.00
May 1, 2002 through February 2, 2003                                                3.00:1.00
May 1, 2002 through May 4, 2003                                                     3.00:1.00
August 1, 2002 through August 2, 2003 and each period of four
consecutive fiscal quarters thereafter                                              3.00:1.00

                  SECTION 8.5. Tangible Net Worth. The Tangible Net Worth of Del Global and its Subsidiaries as of the last day of each fiscal quarter-end commencing August 3, 2002 shall not be less than $24,000,000 plus 50% of the cumulative net income of Del Global and its Subsidiaries for the fiscal quarter then ended.

                  SECTION 8.6. Capital Expenditures. The aggregate amount of Del Global's and its Subsidiaries' consolidated Capital Expenditures made or committed to be made (a) in the fiscal year ending August 3, 2002, shall not exceed $2,000,000 and (b) in any fiscal year thereafter commencing with the fiscal year thereafter ending August 2, 2003, shall not exceed $2,500,000.

                  SECTION 8.7. Business Plan. The Lender and the Borrowers acknowledge that the foregoing financial covenants were established by the Lender and the Borrowers on the basis of the Business Plan delivered to the Lender on the Closing Date, after leaving a margin in favor of the Borrowers which the Lender and the Borrowers have agreed is fair. Accordingly, the Lender and the Borrowers have agreed that any failure by the Borrowers to comply with the terms of any Financial Covenant shall be deemed material for purposes of this Agreement.

                                  ARTICLE IX.

                                EVENTS OF DEFAULT

                  SECTION 9.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) the Borrowers shall fail to pay any principal, interest, fees, expenses or other Obligations when payable, whether at stated maturity, by acceleration, or otherwise; or

                  (b) any Borrower shall (i) default in the performance or observance of any agreement, covenant, condition, provision or term contained in
Section 2.3, 2.4, 2.6, 7.1(a)(i), 7.1(f), 7.1(g)(ii), 7.1(h), 7.1(k), 7.1(r),
7.1(s), 7.1(t), 7.1(u), 7.1(v), 7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6 or 10.1
hereof, Section 4(c) of the Pledge Agreement, Section 2(b) of the Intellectual Property Security Agreement or Section 2.6 of the Mortgage; or (ii) default in the performance or observance of any agreement, covenant, condition, provision or term contained in this Agreement or any other Loan Document (other than those referred to in Sections 9.1(a) and (b)(i)) and such failure continues for a period of ten days; or

                  (c) any Borrower shall dissolve, wind up or otherwise cease to conduct its business; or

                  (d) any Borrower shall become the subject of an Insolvency Event; or

                  (e) (i) any Borrower shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders (or a trustee or agent on behalf of such holder or holders) to declare any Material Indebtedness to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

                  (f) any representation or warranty made by any Borrower under or in connection with any Loan Document or amendment or waiver thereof, or in any Financial Statement, report, document or certificate delivered in connection therewith, shall prove to have been incorrect in any material respect when made or deemed made; or

                  (g) any judgment or order for the payment of money which, when taken together with all other judgments and orders rendered against any of the Borrowers taken together, exceeds $100,000 in the aggregate shall be rendered against any of the Borrowers and shall not be stayed, vacated, bonded or discharged within thirty days; or

                  (h) any penalty or fine for the payment of money which, when taken together with all other penalties and fines issued against any of the Borrowers taken together, exceeds $500,000 in the aggregate shall be rendered against any of the Borrowers and shall not be stayed, vacated, bonded or discharged within thirty days; or

                  (i) (i) the chief executive officer or the chief financial officer of the Borrower is terminated or resigns from his or her office and is not replaced with a person reasonably acceptable to the Lender, or (ii) the occurrence of any change in control or similar event with respect to a Borrower as defined or described under any indenture or agreement in respect of Indebtedness to which such Borrower is a party; or

                  (j) any material covenant, agreement or obligation of a Borrower contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; a Borrower shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or any Liens granted on any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement or any other Loan Document; or

                  (k) a Security Document shall for any reason cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

                  (l) the independent public accountants for the Borrowers shall deliver a Qualified opinion on any Financial Statement; or

                  (m) more than 15% of the Borrowers' vendors or suppliers (either in number or volume of business) shall have ceased supplying goods or rendering services to the Borrowers and the Borrowers shall not have obtained replacement goods or services from other sources on terms at least as favorable to the Borrowers; or

                  (n) the occurrence of any event or condition that, in the Lender's judgment, could reasonably be expected to have a Material Adverse Effect, including, without limitation, the criminal conviction of any Borrower (other than by the acceptance of a guilty plea or any other consent to a conviction) in any Government Contract Proceeding.

                  SECTION 9.2. Acceleration, Termination and Cash
Collateralization. Upon the occurrence and during the continuance of an Event of Default, the Lender may take any or all of the following actions, without prejudice to the rights of the Lender to enforce its claims against the
Borrowers:

                  (a) Acceleration. To declare all Obligations immediately due and payable (except with respect to any Event of Default with respect to a Borrower specified in Section 9.1(d), in which case all Obligations shall automatically become immediately due and payable) without presentment, demand, protest or any other action or obligation of the Lender.

                  (b) Termination of Commitment. To declare the Lender's obligation to make Advances and to use its best efforts to cause the issuance of Letters of Credit hereunder immediately terminated (except with respect to any Event of Default with respect to a Borrower set forth in Section 9.1(d), in which case such obligation shall automatically terminate) and, at all times thereafter, any Loan made by the Lender and the issuance of any Letter of Credit shall be in the Lender's sole and absolute discretion. Notwithstanding any termination of this Agreement, until all Obligations shall have been fully and indefeasibly paid and satisfied, the Lender shall retain all security in all guaranties and in all existing and future Receivables, Inventory and Equipment of the Borrowers and all other Collateral held by it hereunder and under the Security Documents, and the Borrowers shall continue to turn over all Collections to the Lender.

                  (c) Cash Collateralization. With respect to all Letters of Credit outstanding at the time of the acceleration of the Obligations under
Section 9.2(a) or otherwise at any time after the Expiration Date, the Borrowers shall at such time deposit in a cash collateral account established by or on behalf of the Lender an amount equal to 105% (or 110% in the case of Letters of Credit denominated in any currency other than Dollars) of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be under the sole dominion and control of the Lender and applied by the Lender to the payment of drafts drawn under such Letters of Credit, and the balance, if any, in such cash collateral account, after all such Letters of Credit shall have expired or been fully drawn upon shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied, the balance, if any, in such cash collateral account shall be returned to the Borrowers or to such other Person as may be lawfully entitled thereto.

                  SECTION 9.3. Other Remedies.

                  (a) Upon the occurrence and during the continuance of an Event of Default, the Lender shall have all rights and remedies with respect to the Obligations and the Collateral under applicable law and the Loan Documents, and the Lender may do any or all of the following:

                      (i) remove for copying all documents, instruments, files and records (including the copying of any computer records) relating to a Borrower's Receivables or use (at the expense of a Borrower) such supplies or space of a Borrower at such Borrower's places of business necessary to administer, enforce and collect such Receivables including, without limitation, any supporting obligations;

                      (ii) accelerate or extend the time of payment, compromise, issue credits, or bring suit on a Borrower's Receivables (in the name of such Borrower or the Lender) and otherwise administer and collect such Receivables;

                      (iii) sell, assign and deliver a Borrower's Receivables
                  with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and

                      (iv) foreclose the security interests created pursuant to the Loan Documents by any available procedure, or take possession of any or all of the Collateral, without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

                  (b) The Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by each Borrower. If notice of intended disposition of any Collateral is required by law, it is agreed that ten days' notice shall constitute reasonable notification. Each Borrower will assemble the Collateral in its possession and make it available at such locations as the Lender may specify, whether at the premises of such Borrower or elsewhere, and will make available to the Lender the premises and facilities of such Borrower for the purpose of the Lender's taking possession of or removing the Collateral or putting the Collateral in saleable form. The Lender may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Borrower hereby grants the Lender a license to enter and occupy any of such Borrower's leased or owned premises and facilities, without charge, to exercise any of the Lender's rights or remedies.

                  SECTION 9.4. License for Use of Software and Other Intellectual Property. Each Borrower hereby grants to the Lender a license or other right to use, without charge, all computer software programs, data bases, processes, trademarks, tradenames, copyrights, labels, trade secrets, service marks, advertising materials and other rights, assets and materials used by such Borrower in connection with its businesses or in connection with the Collateral.

                  SECTION 9.5. No Marshalling; Deficiencies; Remedies Cumulative. The Lender shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Obligations from one source before seeking recourse against or satisfaction from another source. The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral, including any and all Collections (after deducting all of the Lender's expenses related thereto), shall be applied by the Lender to such of the Obligations and in such order as the Lender shall elect in its sole and absolute discretion, whether due or to become due. The Borrowers shall remain liable to the Lender for any deficiencies, and the Lender in turn agrees to remit to the applicable Borrower or its successor or assign any surplus resulting therefrom. All of the Lender's remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and any Borrower or in such order and with respect to such Collateral or such Borrower as the Lender may deem desirable, and are not intended to be exhaustive.

                  SECTION 9.6. Waivers. Except as may be otherwise specifically provided herein or in any other Loan Document, each Borrower hereby waives any right to a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Lender to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable law or of the time, place or terms of sale in connection with the exercise of the Lender's rights hereunder and also waives any bonds, security or sureties required by any statute, rule or other law as an incident to any taking of possession by the Lender of any Collateral. Each Borrower also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Lender's rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable of such Borrower. Each Borrower also consents that the Lender may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court. These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties, and each Borrower acknowledges that it has been represented by counsel of its own choice, has consulted such counsel with respect to its rights hereunder and has freely and voluntarily entered into this Agreement and the other Loan Documents as the result of arm's-length negotiations.

                  SECTION 9.7. Further Rights of the Lender.

                  (a) Further Assurances. Each Borrower shall do all things and shall execute and deliver all documents and instruments reasonably requested by the Lender to protect or perfect any Lien (and the priority thereof) of the Lender on the Collateral. The Lender is authorized to describe the Collateral covered by any financing statement filed by it under the Code as "all assets" or "all personal property" of the applicable Borrower or by using a similar supergeneric description.

                  (b) Insurance; Etc. If a Borrower shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, or if any Lien prohibited hereby shall not be paid in full or a Borrower shall fail to perform or comply with any other covenant, promise or obligation to the Lender hereunder or under any other Loan Document, the Lender may (but shall not be required to) perform, pay, satisfy, discharge or bond the same for the account of such Borrower, and all amounts so paid by the Lender shall be treated as a Base Rate Advance hereunder and shall constitute part of the Obligations.

                  SECTION 9.8. Interest and Letter of Credit Fees After Event of Default. Each Borrower agrees and acknowledges that the additional interest and fees that may be charged under Section 4.2 (a) are an inducement to the Lender to make Advances and to use its best efforts to cause Letters of Credit to be issued hereunder and that the Lender would not consummate the transactions contemplated by this Agreement without the inclusion of such provisions, (b) are fair and reasonable estimates of the Lender's costs of administering the credit facility upon an Event of Default and (c) are intended to estimate the Lender's increased risks upon an Event of Default.

                                   ARTICLE X.

                         ASSIGNMENTS AND PARTICIPATIONS

                  SECTION 10.1. Assignments. No Borrower shall assign this Agreement or any right or obligation hereunder without the prior written consent of the Lender. The Lender may assign (without the consent of any Borrower) to one or more Persons all or a portion of its rights and obligations under this Agreement, the Note and the other Loan Documents.

                  SECTION 10.2. Participations. The Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans and the Note); provided, however, that in such event the Lender's obligations under this Agreement shall remain unchanged.

                  SECTION 10.3. Disclosure. The Lender may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Article X, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers or their Subsidiaries.

                                  ARTICLE XI.

                               GENERAL PROVISIONS

                  SECTION 11.1. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier followed by a hard copy sent by regular mail, if to the Lender, then to:

                  Transamerica Business Capital Corporation
                  555 Theodore Fremd Avenue, Suite C-301
                  Rye, New York 10580
                  Telecopy:  (914) 921-0110
                  Attn.: Mr. Michael S. Burns, Senior Vice President,

                  with a copy to:

                  Transamerica Business Capital Corporation
                  9399 West Higgins Road, Suite 600
                  Rosemont, Illinois 60018
                  Telecopy: (847) 685-1143
                  Attn.:  General Counsel,

                  and if to a Borrower, then c/o the Administrative Borrower, to:

                  Del Global Technologies Corp.
                  One Commerce Park
                  Valhalla, New York 10595
                  Telecopy:  (914) 686-5425
                  Attn:  Mr. Thomas V. Gilboy,

                  with a copy to:

                  Tashlik, Kreutzer, Goldwyn & Crandell P.C.
                  40 Cuttermill Road
                  Great Neck, New York 11021-5308
                  Telecopy:  (516) 829-6509
                  Attn:  Martin M. Goldwyn, Esq.,

or, in each case, to such other address as the Administrative Borrower or the Lender may specify to the other party in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

                  SECTION 11.2. Delays; Partial Exercise of Remedies. No delay or omission of the Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                  SECTION 11.3. Right of Setoff. In addition to and not in limitation of all rights of offset that the Lender may have under applicable law, and whether or not the Lender has made any demand or the Obligations of the Borrowers have matured, the Lender shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by the Lender or any of its Affiliates to or for the credit or the account of any Borrower or any Borrower's Affiliate against any and all of the Obligations. In the event that the Lender exercises any of its rights under this Section 11.3, the Lender shall provide notice to the Administrative Borrower of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

                  SECTION 11.4. Indemnification; Reimbursement of Expenses of Collection.

                  (a) Each Borrower hereby agrees that, whether or not any of the transactions contemplated by this Agreement or the other Loan Documents are consummated, such Borrower will indemnify, defend and hold harmless (on an after-tax basis) the Lender and its successors and assigns and their respective directors, officers, agents, employees, advisors, shareholders, attorneys and Affiliates (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions (whether threatened or existing), judgments, suits (whether threatened or existing) or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts, consultants and other professionals) incurred by any of them (collectively, "Claims") (except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct) arising out of or by reason of (i) any litigation, investigation, claim or proceeding related to (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by a Borrower of the proceeds of the Loans, (C) the issuance of any Letter of Credit or the acceptance or payment of any document or draft presented to any issuer thereof or any change in the value of a foreign currency covered by any Letter of Credit or (D) the Lender's entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto (other than consequential damages and loss of anticipated profits or earnings), including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding, (ii) any remedial or other action taken or required to be taken by a Borrower in connection with compliance by such Borrower, or any of its properties, with any federal, state or local Environmental Laws and (iii) any pending, threatened or actual action, claim, proceeding or suit by any shareholder or director of a Borrower or any actual or purported violation of a Borrower's Governing Documents or any other agreement or instrument to which a Borrower is a party or by which any of its properties is bound. In addition, the Borrowers shall, upon demand, pay to the Lender all costs and expenses incurred by the Lender (including the fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and pay to the Lender all costs and expenses (including the fees and disbursements of counsel and other professionals) paid or incurred by the Lender in (A) enforcing or defending its rights under or in respect of this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) collecting the Obligations or otherwise administering this Agreement and (C) foreclosing or otherwise realizing upon the Collateral or any part thereof. If and to the extent that the obligations of the Borrowers hereunder are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

                  (b) The Borrowers' obligations under Sections 4.8 and 4.9 and this Section 11.4 shall survive any termination of this Agreement and the other Loan Documents, the termination, expiration or Collateralization of all Letters of Credit and the payment in full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations.

                  SECTION 11.5. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Lender and the Borrowers party thereto, and then any such amendment or waiver shall be effective only to the extent set forth therein.

                  SECTION 11.6. Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                  SECTION 11.7. Severability. In case any provision in or obligation under this Agreement, any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 11.8. Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of Illinois (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of Illinois (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the "Highest Lawful Rate"). If due to any circumstance whatsoever, fulfillment of any provision of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements among the parties hereto.

                  SECTION 11.9. Administrative Borrower; Nature of Borrowers' Liabilities.

                  (a) Each Borrower hereby appoints the Administrative Borrower irrevocably for the term of this Agreement, to act as its agent, attorney-in-fact and legal representative in all matters pertaining to the administration of this Agreement and the other Loan Documents including, without limitation, to execute and deliver to the Lender any notices, certificates and the other documents permitted or required to be executed and delivered, and to take any and all other actions as are permitted or required to be taken, under or in connection with the Loan Documents. Any such action taken by the Administrative Borrower shall bind each of the Borrowers.

                  (b) The Borrowers' liabilities in respect of the Obligations shall at all times be joint and several.

                  SECTION 11.10. Entire Agreement; Successors and Assigns. This Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them, and shall bind and benefit the parties and their respective successors and permitted assigns.

                  SECTION 11.11. LIMITATION OF LIABILITY. THE LENDER SHALL HAVE NO LIABILITY TO ANY BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER. EACH BORROWER HEREBY WAIVES ALL FUTURE CLAIMS AGAINST THE LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                  SECTION 11.12. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

                  SECTION 11.13. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN A BORROWER AND THE LENDER, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST EACH BORROWER OR ITS PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE LENDER TO ENABLE THE LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

                  SECTION 11.14. SERVICE OF PROCESS. THE BORROWERS HEREBY IRREVOCABLY DESIGNATE CT CORPORATION, WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS THE DESIGNEE AND AGENT OF THE BORROWERS TO RECEIVE, FOR AND ON BEHALF OF EACH BORROWER, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO EACH BORROWER, BUT THE FAILURE OF A BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 11.15. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO
(I) THIS AGREEMENT; (II) ANY OTHER LOAN DOCUMENT OR OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN A BORROWER AND THE LENDER; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF A BORROWER, THE LENDER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                        DEL GLOBAL TECHNOLOGIES CORP.


                        By:/s/ Thomas V. Gilboy
                           --------------------------------------------------
                            Thomas V. Gilboy
                            Chief Financial Officer, Treasurer and Secretary


                        BERTAN HIGH VOLTAGE CORP.


                        By:/s/ Thomas V. Gilboy
                           --------------------------------------------------
                            Thomas V. Gilboy
                            Chief Financial Officer, Treasurer and Secretary


                        RFI CORPORATION


                        By:/s/ Thomas V. Gilboy
                           --------------------------------------------------
                            Thomas V. Gilboy
                            Chief Financial Officer, Treasurer and Secretary


                        DEL MEDICAL IMAGING CORP.


                        By:/s/ Thomas V. Gilboy
                           --------------------------------------------------
                            Thomas V. Gilboy
                            Chief Financial Officer, Treasurer and Secretary


                        TRANSAMERICA BUSINESS CAPITAL CORPORATION


                        By:/s/ Michael Burns
                           --------------------------------------------------
                            Name:Michael Burns
                            Title: Vice President

================================================================================

                           LOAN AND SECURITY AGREEMENT


                                      among


                         DEL GLOBAL TECHNOLOGIES CORP.,
                           BERTAN HIGH VOLTAGE CORP.,
                               RFI CORPORATION and
                           DEL MEDICAL IMAGING CORP.,

                                  as Borrowers,


                                       and


                   TRANSAMERICA BUSINESS CAPITAL CORPORATION,

                                    as Lender


                            Dated as of June 12, 2002




================================================================================

                                TABLE OF CONTENTS


ARTICLE I. DEFINITIONS............................................................................................1

   SECTION 1.1.            General Definitions....................................................................1
   SECTION 1.2.            Accounting Terms and Determinations...................................................18
   SECTION 1.3.            Other Terms; Headings.................................................................19

ARTICLE II. THE CREDIT FACILITIES................................................................................19

   SECTION 2.1.            The Loans.............................................................................19
   SECTION 2.2.            Procedure for Borrowing; Notices of Borrowing; Notices of Continuation; Notices of
                           Conversion............................................................................20
   SECTION 2.3.            Application of Proceeds...............................................................22
   SECTION 2.4.            Maximum Amount of the Facility; Mandatory Prepayments; Optional Prepayments...........22
   SECTION 2.5.            Maintenance of Loan Account; Statements of Account....................................23
   SECTION 2.6.            Collection of Receivables.............................................................23
   SECTION 2.7.            Term..................................................................................24
   SECTION 2.8.            Payment Procedures....................................................................24
   SECTION 2.9.            Letters of Credit.....................................................................24

ARTICLE III. SECURITY............................................................................................25

   SECTION 3.1.            General...............................................................................25
   SECTION 3.2.            Further Security......................................................................25
   SECTION 3.3.            Recourse to Security..................................................................25
   SECTION 3.4.            Special Provisions Relating to Inventory..............................................25
   SECTION 3.5.            Special Provisions Relating to Receivables............................................27
   SECTION 3.6.            Special Provisions Relating to Equipment..............................................28
   SECTION 3.7.            Continuation of Liens, Etc............................................................28
   SECTION 3.8.            Power of Attorney.....................................................................29

ARTICLE IV. INTEREST, FEES AND EXPENSES..........................................................................29

   SECTION 4.1.            Interest..............................................................................29
   SECTION 4.2.            Interest and Letter of Credit Fees After Event of Default.............................29
   SECTION 4.3.            Closing Fee...........................................................................29
   SECTION 4.4.            Unused Line Fee; Minimum Loan Fee; Letter of Credit Fees..............................30
   SECTION 4.5.            Collateral Management Fee.............................................................30
   SECTION 4.6.            Early Termination Fee.................................................................30
   SECTION 4.7.            Calculations..........................................................................31
   SECTION 4.8.            Indemnification in Certain Events.....................................................31
   SECTION 4.9.            Taxes.................................................................................31

ARTICLE V. CONDITIONS OF LENDING.................................................................................32

   SECTION 5.1.            Conditions to Initial Loan or Letter of Credit........................................32
   SECTION 5.2.            Conditions Precedent to Each Loan and Each Letter of Credit...........................37

ARTICLE VI. REPRESENTATIONS AND WARRANTIES.......................................................................37

   SECTION 6.1.            Representations and Warranties of the Borrowers; Reliance by Lender...................37

ARTICLE VII. COVENANTS OF THE BORROWERS..........................................................................44

   SECTION 7.1.            Affirmative Covenants.................................................................44
   SECTION 7.2.            Negative Covenants....................................................................53

ARTICLE VIII. FINANCIAL COVENANTS................................................................................58

   SECTION 8.1.            Adjusted Earnings.....................................................................58
   SECTION 8.2.            Adjusted U.S. Earnings................................................................58
   SECTION 8.3.            Senior Debt Ratio.....................................................................58
   SECTION 8.4.            Fixed Charge Coverage Ratio...........................................................59
   SECTION 8.5.            Tangible Net Worth....................................................................59
   SECTION 8.6.            Capital Expenditures..................................................................59
   SECTION 8.7.            Business Plan.........................................................................59

ARTICLE IX. EVENTS OF DEFAULT....................................................................................59

   SECTION 9.1.            Events of Default.....................................................................59
   SECTION 9.2.            Acceleration, Termination and Cash Collateralization..................................61
   SECTION 9.3.            Other Remedies........................................................................62
   SECTION 9.4.            License for Use of Software and Other Intellectual Property...........................63
   SECTION 9.5.            No Marshalling; Deficiencies; Remedies Cumulative.....................................63
   SECTION 9.6.            Waivers...............................................................................63
   SECTION 9.7.            Further Rights of the Lender..........................................................63
   SECTION 9.8.            Interest and Letter of Credit Fees After Event of Default.............................64

ARTICLE X. ASSIGNMENTS AND PARTICIPATIONS........................................................................64

   SECTION 10.1.           Assignments...........................................................................64
   SECTION 10.2.           Participations........................................................................64
   SECTION 10.3.           Disclosure............................................................................64

ARTICLE XI. GENERAL PROVISIONS...................................................................................64

   SECTION 11.1.           Notices...............................................................................64
   SECTION 11.2.           Delays; Partial Exercise of Remedies..................................................65
   SECTION 11.3.           Right of Setoff.......................................................................65
   SECTION 11.4.           Indemnification; Reimbursement of Expenses of Collection..............................66
   SECTION 11.5.           Amendments and Waivers................................................................67
   SECTION 11.6.           Counterparts; Telecopied Signatures...................................................67
   SECTION 11.7.           Severability..........................................................................67
   SECTION 11.8.           Maximum Rate..........................................................................67
   SECTION 11.9.           Administrative Borrower; Nature of Borrowers' Liabilities.............................68
   SECTION 11.10.          Entire Agreement; Successors and Assigns..............................................68
   SECTION 11.11.          LIMITATION OF LIABILITY...............................................................68
   SECTION 11.12.          GOVERNING LAW.........................................................................68
   SECTION 11.13.          SUBMISSION TO JURISDICTION............................................................69
   SECTION 11.14.          SERVICE OF PROCESS....................................................................69
   SECTION 11.15.          JURY TRIAL............................................................................69

Exhibits

Exhibit A                  -        Note
Exhibit B                  -        Pledge Agreement
Exhibit C                  -        Contribution Agreement
Exhibit D                  -        Intellectual Property Security Agreement
Exhibit E                  -        Compliance Certificate
Exhibit F                  -        Notice of Borrowing
Exhibit G                  -        Notice of Continuation
Exhibit H                  -        Notice of Conversion
Exhibit I                  -        Lockbox Agreement
Exhibit J                  -        Subordinated Note
Exhibit K                  -        Borrowing Base Certificate
Exhibit L                  -        Solvency Certificate
Exhibit M                  -        Perfection Certificate
Exhibit N                  -        Mortgage
Exhibit O                  -        Collateral Access Agreement
Exhibit P                  -        Warrant

Schedules

Schedule 6.1(a)                    Foreign Jurisdictions
Schedule 6.1(b)                    Locations of Collateral and Real Property
Schedule 6.1(f)                    Consents and Authorizations
Schedule 6.1(g)                    Ownership; Subsidiaries
Schedule 6.1(i)                    Contingent Obligations
Schedule 6.1(k)                    Joint Ventures and Partnerships
Schedule 6.1(q)                    Taxes and Tax Returns
Schedule 6.1(r)                    Judgments; Litigation
Schedule 6.1(x)                    ERISA Plans
Schedule 6.1(y)                    Intellectual Property
Schedule 6.1(z)                    Labor Contracts
Schedule 6.1(ad)                   Material Contracts
Schedule 6.1(ag)                   Affiliate Transactions
Schedule 7.1(q)                    Billing Practices
Schedule 7.2(o)                    Executive Compensation
Schedule 7.2(t)                    Bank Accounts